- - --------------------------------------------------------------------------------


                PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT



                                  by and among


                             TJ INTERNATIONAL, INC.


                                       and


                             SEALRITE WINDOWS, INC.


                                       and


                               OLDACH WINDOW CORP.


- - --------------------------------------------------------------------------------

                                October 11, 1994

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

     Section 1.1    General. . . . . . . . . . . . . . . . . . . . . . . . .   2
     Section 1.2    Additional Definitions . . . . . . . . . . . . . . . . .   4

ARTICLE II     CONTRIBUTIONS TO THE PARTNERSHIP. . . . . . . . . . . . . . .   5

     Section 2.1    Contribution of TJI. . . . . . . . . . . . . . . . . . .   5
     Section 2.2    Contribution of S&O. . . . . . . . . . . . . . . . . . .   6
     Section 2.3    Assumed Liabilities. . . . . . . . . . . . . . . . . . .   7
     Section 2.4    Additional TJI Contribution. . . . . . . . . . . . . . .   8
     Section 2.5    Waiver of Bulk Transfer Statutes . . . . . . . . . . . .  10

ARTICLE III    EXCLUDED LIABILITIES; SURVIVAL AND INDEMNIFICATION. . . . . .  10

     Section 3.1    Excluded Liabilities . . . . . . . . . . . . . . . . . .  10
     Section 3.2    Survival . . . . . . . . . . . . . . . . . . . . . . . .  11
     Section 3.3    Indemnification. . . . . . . . . . . . . . . . . . . . .  12
     Section 3.4    Control of Litigation. . . . . . . . . . . . . . . . . .  12

ARTICLE IV     CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

     Section 4.1    Closing. . . . . . . . . . . . . . . . . . . . . . . . .  14
     Section 4.2    Conveyance Instruments . . . . . . . . . . . . . . . . .  14
     Section 4.3    Further Assurances . . . . . . . . . . . . . . . . . . .  14

ARTICLE V RELATED AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . .  15

     Section 5.1    Related Agreements . . . . . . . . . . . . . . . . . . .  15
     Section 5.2    Credit Facility. . . . . . . . . . . . . . . . . . . . .  16

ARTICLE VI     REPRESENTATIONS AND WARRANTIES OF TJI . . . . . . . . . . . .  16

     Section 6.1    Capitalization and Ownership . . . . . . . . . . . . . .  16
     Section 6.2    Title to TJI Subsidiary Stock. . . . . . . . . . . . . .  17
     Section 6.3    Organization . . . . . . . . . . . . . . . . . . . . . .  17
     Section 6.4    Qualification. . . . . . . . . . . . . . . . . . . . . .  17
     Section 6.5    Authority. . . . . . . . . . . . . . . . . . . . . . . .  18
     Section 6.6    No Violations. . . . . . . . . . . . . . . . . . . . . .  18
     Section 6.7    Financial Statements . . . . . . . . . . . . . . . . . .  19
     Section 6.8    Absence of Certain Changes or Events . . . . . . . . . .  20
     Section 6.9    Certain Tax Matters. . . . . . . . . . . . . . . . . . .  22
     Section 6.10   Inventory; Receivables . . . . . . . . . . . . . . . . .  23
     Section 6.11   Title to Properties; Encumbrances. . . . . . . . . . . .  24
     Section 6.12   Leases . . . . . . . . . . . . . . . . . . . . . . . . .  25
     Section 6.13   Intellectual Property. . . . . . . . . . . . . . . . . .  25

     Section 6.14   ERISA. . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Section 6.15   Pension and Employee Benefits of Dashwood and LaFlamme .  29
     Section 6.16   Documents; Commitments . . . . . . . . . . . . . . . . .  31
     Section 6.17   Labor Matters. . . . . . . . . . . . . . . . . . . . . .  31
     Section 6.18   No Breach. . . . . . . . . . . . . . . . . . . . . . . .  32
     Section 6.19   Required Consents. . . . . . . . . . . . . . . . . . . .  32
     Section 6.20   Litigation . . . . . . . . . . . . . . . . . . . . . . .  33
     Section 6.21   Compliance With Applicable Law; Adverse Restrictions . .  33
     Section 6.22   Environmental Matters. . . . . . . . . . . . . . . . . .  34
     Section 6.23   Assets Necessary to Business . . . . . . . . . . . . . .  35
     Section 6.24   Customers, Distributors, and Suppliers . . . . . . . . .  36
     Section 6.25   Insider Transactions . . . . . . . . . . . . . . . . . .  36
     Section 6.26   Accuracy of Information Furnished. . . . . . . . . . . .  36

ARTICLE VII    REPRESENTATIONS AND WARRANTIES OF SEALRITE AND OLDACH . . . .  37

     Section 7.1    No Dissenters Rights . . . . . . . . . . . . . . . . . .  37
     Section 7.2    Organization . . . . . . . . . . . . . . . . . . . . . .  37
     Section 7.3    Qualification. . . . . . . . . . . . . . . . . . . . . .  37
     Section 7.4    Authority. . . . . . . . . . . . . . . . . . . . . . . .  38
     Section 7.5    No Violations. . . . . . . . . . . . . . . . . . . . . .  38
     Section 7.6    Financial Statements . . . . . . . . . . . . . . . . . .  39
     Section 7.7    Absence of Certain Changes or Events . . . . . . . . . .  40
     Section 7.8    Certain Tax Matters. . . . . . . . . . . . . . . . . . .  41
     Section 7.9    Inventory; Receivables . . . . . . . . . . . . . . . . .  43
     Section 7.10   Title to Properties; Encumbrances. . . . . . . . . . . .  43
     Section 7.11   Leases . . . . . . . . . . . . . . . . . . . . . . . . .  44
     Section 7.12   Intellectual Property. . . . . . . . . . . . . . . . . .  45
     Section 7.13   ERISA. . . . . . . . . . . . . . . . . . . . . . . . . .  46
     Section 7.14   Documents; Commitments . . . . . . . . . . . . . . . . .  48
     Section 7.15   Labor Matters. . . . . . . . . . . . . . . . . . . . . .  49
     Section 7.16   No Breach. . . . . . . . . . . . . . . . . . . . . . . .  49
     Section 7.17   Required Consents. . . . . . . . . . . . . . . . . . . .  50
     Section 7.18   Litigation . . . . . . . . . . . . . . . . . . . . . . .  50
     Section 7.19   Compliance With Applicable Law; Adverse Restrictions . .  51
     Section 7.20   Environmental Matters. . . . . . . . . . . . . . . . . .  51
     Section 7.21   Assets Necessary to Business of S&O. . . . . . . . . . .  52
     Section 7.22   Customers, Distributors, and Suppliers . . . . . . . . .  53
     Section 7.23   Insider Transactions . . . . . . . . . . . . . . . . . .  53
     Section 7.24   Accuracy of Information Furnished. . . . . . . . . . . .  53

ARTICLE VIII   ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES. . . . . .  54

     Section 8.1    Cash Distribution to S&O . . . . . . . . . . . . . . . .  54
     Section 8.2    Tax Distributions by S&O . . . . . . . . . . . . . . . .  54
     Section 8.3    Transfer Taxes . . . . . . . . . . . . . . . . . . . . .  54
     Section 8.4    Consents, Permits, Etc.. . . . . . . . . . . . . . . . .  55

ARTICLE IX     NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

ARTICLE X CONSULTANT FEES; EXPENSES OF THE PARTIES . . . . . . . . . . . . .  57

     Section 10.1   Consultants. . . . . . . . . . . . . . . . . . . . . . .  57
     Section 10.2   Expenses . . . . . . . . . . . . . . . . . . . . . . . .  57

ARTICLE XI     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .  57

     Section 11.1   Binding Effect; Assignment . . . . . . . . . . . . . . .  57
     Section 11.2   Exhibits and Schedules . . . . . . . . . . . . . . . . .  58
     Section 11.3   Counterparts . . . . . . . . . . . . . . . . . . . . . .  58
     Section 11.4   Amendment and Modification . . . . . . . . . . . . . . .  58
     Section 11.5   Headings . . . . . . . . . . . . . . . . . . . . . . . .  58
     Section 11.6   Waiver . . . . . . . . . . . . . . . . . . . . . . . . .  59
     Section 11.7   Severability . . . . . . . . . . . . . . . . . . . . . .  59
     Section 11.8   Governing Law. . . . . . . . . . . . . . . . . . . . . .  59
     Section 11.9    No Third Party Beneficiaries. . . . . . . . . . . . . .  59
     Section 11.10  Entire Agreement . . . . . . . . . . . . . . . . . . . .  59

                                LIST OF SCHEDULES


     Schedule No.                       Item
     ------------                       ----

       2.1(a)                      Permitted TJI Encumbrances
       2.2                         Permitted S&O Encumbrances
       3.1(b)                      Norco Excluded Liabilities
       3.1(c)                      S&O Excluded Liabilities
       6.3                         Unanimous Shareholder Agreements for
                                      Dashwood and LaFlamme
       6.4                         Material TJI Jurisdictions
       6.6                         TJI Violations
       6.7(a)                      TJI Financial Statements
       6.7(b)                      Amount of Canadian NOLs
       6.9                         TJI Tax Matters
       6.11(a)                     TJI Owned and Leased Real Property
       6.11(b)                     TJI Encumbrances
       6.11(d)                     TJI Mortgages
       6.13                        TJI Intellectual Property
       6.14                        TJI ERISA Matters
       6.15                        D&L Canadian Employee Benefit Plans
       6.17                        TJI Labor Matters
       6.18                        TJI Breach re Material Agreements
       6.19                        TJI Required Consents
       6.20                        TJI Litigation
       6.21                        TJI Compliance With Applicable Law
       6.22                        TJI Environmental Matters
       6.25                        TJI Insider Transactions
       7.1                         Unanimous S&O Shareholder
                                        Resolutions
       7.3                         Material S&O Jurisdictions
       7.5                         S&O Violations
       7.6                         S&O Financial Statements
       7.8                         S&O Tax Matters
       7.10(a)                     S&O Owned and Leased Real Property
       7.10(b)                     S&O Encumbrances
       7.10(d)                     S&O Mortgages
       7.12                        S&O Intellectual Property
       7.13                        S&O ERISA Matters
       7.15                        S&O Labor Matters
       7.16                        S&O Breach re Material Agreements
       7.17                        S&O Required Consents
       7.18                        S&O Litigation
       7.19                        S&O Compliance With Applicable Law
       7.20                        S&O Environmental Matters
       7.23                        S&O Insider Transactions

                                LIST OF EXHIBITS


     Exhibit                            Document Name
     -------                            -------------

     EXHIBIT A                Partnership Agreement

     EXHIBIT B                Partnership Support Services Agreement

     EXHIBIT C                Liquidity Transaction Agreement

     EXHIBIT D                Employee Leasing Agreement

                PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT


     THIS PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT ("AGREEMENT") is made and entered into as of October 11, 1994, effective as of October 3, 1994. The parties ("PARTIES") to this Agreement are TJ INTERNATIONAL, INC., a Delaware corporation ("TJI"), SEALRITE WINDOWS, INC., a Nebraska corporation ("SEALRITE") and OLDACH WINDOW CORP., a Delaware corporation ("OLDACH") (SealRite and Oldach are referred to herein from time to time collectively, as "S&O").

                                    RECITALS

     A. TJI is the sole shareholder and the legal and beneficial owner of all of the issued and outstanding capital stock of (i) Norco Windows, Inc., a Wisconsin corporation ("NORCO") and (ii) Dashwood Industries Limited, a corporation organized under the laws of the Province of Ontario, Canada ("DASHWOOD"). Dashwood is the sole shareholder and the legal and beneficial owner of all of the issued and outstanding capital stock of R. LaFlamme & Frere, Inc., a corporation organized under the laws of the Province of Quebec, Canada ("LAFLAMME"). Norco, Dashwood and LaFlamme are referred to herein from time to time collectively, as the "TJI SUBSIDIARIES."

     B. Each of the TJI Subsidiaries and S&O is in the business of manufacturing, marketing, selling and distributing windows and doors and related products for the residential and light commercial markets (individually and collectively, the "BUSINESS").

     C. The respective Boards of Directors of the Parties have determined that the interests of their stockholders would best be served by forming a general partnership under the laws of the State of Delaware under the name "N-S&O PARTNERSHIP" (the "PARTNERSHIP") to carry on the Business of the TJI Subsidiaries and of S&O on a consolidated basis.

     D. In furtherance of the foregoing, (a) TJI, as its initial contribution to the Partnership, (i) will cause Norco to assign, convey and deliver to the Partnership substantially all of the assets and liabilities relating to, arising out of or resulting from the conduct of the Business by Norco and (ii) will assign, convey and deliver to the Partnership all of the issued and outstanding capital stock of Dashwood, and (b) SealRite and Oldach, as their initial contributions to the Partnership, will assign,


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 1 convey and deliver to the Partnership substantially all of their respective assets and liabilities relating to, arising out of or resulting from their conduct of the Business.

     NOW, THEREFORE, in consideration of the premises (which are incorporated into this Agreement by this reference), and the mutual covenants and conditions contained herein, the Parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1    GENERAL.

     As used in this Agreement, capitalized terms defined immediately after their use shall have the respective meanings thereby provided, and the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     ACTION: any action, claim, suit, arbitration, inquiry, subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

     AFFILIATE: with respect to any specified person, a person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

     BALANCE SHEET DATE:  June 30, 1994.

     ENCUMBRANCES: any title defects, objections, liens, pledges, claims, rights of first refusal, demands, options, security interests, mortgages or other encumbrances of any nature whatsoever (including any "adverse claim" as defined in the Uniform Commercial Code).

     ENVIRONMENT: any indoor or outdoor ambient air, surface water, groundwater, drinking water, building surface, material surface, land surface or subsurface stratum, including, without limitation, any organic or non-organic material therein, thereon or thereunder.

     ENVIRONMENTAL LAW: any federal, foreign, state, provincial, local, or municipal law (including common law), statute, ordinance, rule, code, regulation, order, decree, judgment, decision, ruling,


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 2 permit or authorization (each as may be in effect from time to time) relating or applicable to pollution or protection of human health, safety or the environment, including, without limitation, any of the foregoing relating or applicable to emissions, discharges, spills, releases or threatened releases of any Materials of Environmental Concern upon or into the Environment, or human or natural resource exposure to any Material of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Material of Environmental Concern.

     ENVIRONMENTAL LIABILITY: any and all Liabilities, relating or applicable to the Environment, or to any violation of or liability under, or allegation of violation of or liability under, any Environmental Law, including, without limitation, liability for investigatory costs, oversight costs, remediation and cleanup costs, governmental or private response costs and cost recovery actions, natural resource damages, property damages, personal injuries, consequential economic damages, administrative, civil or criminal penalties, fines or forfeitures, and attorneys' fees or other costs of defending an Action or a claim relating to same.

     GAAP: generally accepted accounting principles as in effect as of the date of this Agreement.

     INVENTORY: items of raw materials, finished goods, work-in-progress and inventories.

     LAWS: any federal, foreign, state, provincial, local or municipal law (including common law), statute, ordinance, rule, code, regulation, order, decree, judgment, decision, ruling, permit or authorization (each as may be in effect from time to time).

     LIABILITIES: any and all Actions, debts, liabilities, warranties and obligations (of any nature or type whatsoever regardless of when arising), whether accrued, contingent or reflected on a balance sheet, including, without limitation, those relating to, arising out of or resulting from (i) any Law (including, without limitation, any Environmental Law), Action, order or consent decree of any governmental entity, (ii) any judgment or award of any court, arbitrator or other governmental or other tribunal or (iii) any lease, contract, commitment or undertaking, including, without limitation, any such debts, liabilities, warranties and obligations constituting Environmental Liabilities.


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 3

     LOSS: any loss, liability, claim, damage, obligation, payment, cost or expense (including, without limitation, the costs and expenses of any Action, any demand, assessment, judgment, settlement or compromise related thereto and reasonable attorneys' fees, disbursements and other charges in connection therewith).

     MATERIAL OF ENVIRONMENTAL CONCERN: (a) any chemical, material, substance, waste or compound defined or regulated under any Environmental Law, and (b) any hazardous, toxic, industrial or dangerous chemical, material, substance, waste or compound, any pollutant, contaminant or deleterious agent, asbestos and asbestos-containing materials, petroleum, petroleum products, or any derivatives of the foregoing.

     S&O ACCOUNTANTS:  Price Waterhouse.

     TJI ACCOUNTANTS:  Arthur Andersen & Co.

SECTION 1.2    ADDITIONAL DEFINITIONS.

     The following terms shall have the meanings defined for such terms in the sections set forth below:

          Term                                    Section
          ----                                    -------

     Assumed Liabilities                          2.3
     Business                                     Recital B
     Closing                                      4.1
     Closing Date                                 4.1
     Conveyance Instruments                       4.2
     Dashwood                                     Recital A
     Dashwood Stock                               2.1(a)(ii)
     Effective Date                               4.1
     Employee Fringe Benefit
        Arrangements                              6.14(a), 7.13(a)
     Environmental Permits                        6.22(a), 7.20(a)
     Excluded Liabilities                         3.1
     Indemnitee                                   3.3
     Indemnitor                                   3.3
     LaFlamme                                     Recital A
     Material S&O Jurisdictions                   7.3
     Material TJI Jurisdictions                   6.4
     Non-Assigned Agreements                      8.4(b)
     Norco                                        Recital A
     Norco Assets                                 2.1(a)(i)
     Norco Balance Sheet                          6.7(a)


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 4

          Term                                    Section
          ----                                    -------

     Norco Excluded Liabilities                   3.1(b)
     Norco Liability Threshold                    3.1(b)
     Partnership                                  Recital C
     Partnership Agreement                        5.1(a)
     Permitted S&O Encumbrances                   2.2
     Permitted TJI Encumbrances                   2.1(a)(i)
     Related Agreements                           5.1
     Returns                                      6.9(a)(i), 7.8(a)(i)
     S&O Assets                                   2.2
     S&O Balance Sheets                           7.6
     S&O Common Stock                             7.1(a)
     S&O Excluded Liabilities                     3.1(c)
     S&O Financial Statements                     7.6
     S&O Intellectual Property                    7.12
     S&O Leases                                   7.11
     S&O Liability Threshold                      3.1(c)
     S&O Mortgages                                7.10(d)
     Tax Assets                                   6.9(a)(v), 7.8(a)(v)
     TJI Balance Sheets                           6.7(a)
     TJI Effective Date
        Balance Sheet                             2.4(a)
     TJI Effective Date
        Net Worth                                 2.4(a)
     TJI Financial Statements                     6.7
     TJI Intellectual Property                    6.13
     TJI Leases                                   6.12
     TJI Mortgages                                6.11(d)
     TJI Subsidiaries                             Recital A
     TJI Subsidiary Stock                         6.1



                                   ARTICLE II
                        CONTRIBUTIONS TO THE PARTNERSHIP

SECTION 2.1    CONTRIBUTION OF TJI.

          (a) Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 4.1 hereof), TJI shall:

               (i) Assign, transfer and deliver, or cause to be assigned, transferred and delivered to the Partnership, as a contribution, effective as of the Effective Date, free and clear of all Encumbrances other than those set forth on SCHEDULE 2.1(A) attached hereto (the "PERMITTED TJI ENCUMBRANCES"), all of the assets, properties, rights and


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 5 business of every kind and description; wherever located; real, personal or mixed; tangible or intangible; owned or held by Norco; or used primarily in the conduct of the Business by Norco as the same shall exist on the Closing Date, including, without limitation, all assets and property of Norco shown on the "NORCO BALANCE SHEET" (as defined in Section 6.7 of this Agreement) and not disposed of in the ordinary course of business, and all assets and property thereafter acquired by Norco (collectively, the "NORCO ASSETS"); AND

               (ii) Assign, transfer and deliver, or cause to be assigned, transferred and delivered to the Partnership, as a contribution, effective as of the Effective Date, 25,000 common shares (no par value), 25,100 Class D preferred shares (no par value), and 21,061,013 Class B shares (no par value) (the "DASHWOOD STOCK"), representing all of the issued and outstanding capital stock of Dashwood, free and clear of all Encumbrances, including, without limitation, all Encumbrances on the underlying assets of Dashwood and LaFlamme, other than Permitted TJI Encumbrances.

          (b) The Parties hereby agree that the consideration to be paid by the Partnership for the Dashwood Stock is an amount equal to $18,000,000, which the Parties have agreed is the fair market value of the Dashwood Stock as of the Closing Date (including the fair market value of $3,000,000 of LaFlamme, which is a wholly-owned subsidiary of Dashwood), subject to adjustment pursuant to Section 2.4 hereof. Such consideration shall be fully satisfied by the issuance of a partnership interest in the Partnership to TJI (or as TJI may direct, to Norco) with a fair market value equal to such amount as of the Closing Date, and by the making of the adjustments described in Section 2.4.

SECTION 2.2    CONTRIBUTION OF S&O.

     Subject to the terms and conditions of this Agreement, on the Closing Date, each of SealRite and Oldach shall assign, transfer and deliver to the Partnership, as a contribution, effective as of the Effective Date, free and clear of all Encumbrances other than those set forth on SCHEDULE 2.2 attached


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 6 hereto (the "PERMITTED S&O ENCUMBRANCES"), all of the assets, properties, rights and business of every kind and description; wherever located; real, personal or mixed; tangible or intangible; owned or held by SealRite and/or Oldach; or used primarily in the conduct of the Business by SealRite and/or Oldach, as applicable, as the same shall exist on the Closing Date, including, without limitation, all assets and property shown on the "S&O BALANCE SHEETS" (as defined in Section 7.6 of this Agreement) and not disposed of in the ordinary course of business, and all assets and property thereafter acquired by S&O (collectively, the "S&O ASSETS").

SECTION 2.3    ASSUMED LIABILITIES.

     Except as provided in Article III hereof, in consideration of the transfers set forth in Sections 2.1 and 2.2 above, the Partnership shall, effective as of the Effective Date, without any further responsibility or liability of or recourse to the Parties or any of the Parties' directors, shareholders, officers, employees, agents, consultants, representatives, successors, transferees or assigns, absolutely and irrevocably assume and be solely liable and responsible for, and shall agree to pay, discharge or fulfill (i) all of the Liabilities of Norco relating to, arising out of or resulting from its conduct of the Business or the use, ownership or operation of the Norco Assets, whether known or unknown, or arising or accruing before or after the Effective Date, and
(ii) all of the Liabilities of SealRite and Oldach relating to, arising out of or resulting from their respective conduct of the Business or the use, ownership or operation of the S&O Assets, whether known or unknown, or arising or accruing before or after the Effective Date, including, without limitation, the following (collectively, the "ASSUMED LIABILITIES"):

          (a) all Liabilities which are set forth, reflected, disclosed or reserved for on the Norco Balance Sheet and the S&O Balance Sheets;

          (b) all Liabilities of Norco and S&O, as applicable, relating to, arising out of or resulting from any and all contracts, leases, mortgages, debt instruments and other agreements to which either Norco or S&O is a party;


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 7

          (c) all warranty, performance and similar obligations whether arising under contract, implied by law or otherwise, entered into or made in the ordinary course of the Business of Norco and S&O, as the case may be, with respect to their products or services;

          (d) all Environmental Liabilities relating to any real property owned, leased or held for use by the TJI Subsidiaries or S&O; and

          (e) all Liabilities relating to all Actions relating to, arising out of or resulting from the operation of the Business of Norco and S&O, as the case may be, including, without limitation, the litigation described in SCHEDULES 6.19 and 7.18 attached hereto.

SECTION 2.4    ADDITIONAL TJI CONTRIBUTION.

          (a) Within one hundred twenty (120) days after the Closing Date, TJI shall deliver to S&O and the Partnership an audited combined balance sheet of the TJI Subsidiaries dated as of the Effective Date (the "TJI EFFECTIVE DATE BALANCE SHEET"), together with a report thereon of the TJI Accountants to the effect that the TJI Effective Date Balance Sheet fairly presents the combined net worth of the TJI Subsidiaries on a stand-alone basis as of the Effective Date (the "TJI EFFECTIVE DATE NET WORTH") in accordance with GAAP applied on a basis consistent with the TJI Balance Sheets (to the extent the TJI Balance Sheets were prepared on a stand-alone basis in accordance with GAAP). The cost of preparing the TJI Effective Date Balance Sheet and the report thereon, which shall be part of an overall audit of the Partnership as of the Effective Date, shall be paid by the Partnership.
     S&O and the S&O Accountants, shall have the opportunity to observe physical inventories and to examine the work papers, schedules and other documents prepared by the TJI Accountants in connection with their preparation of the TJI Effective Date Balance Sheet, and all books and records of the TJI Subsidiaries used in the preparation thereof.

          (b) S&O, with the advice and counsel of the S&O Accountants, shall have a period of thirty (30) days after delivery of the TJI Effective Date Balance Sheet to present to TJI and the TJI Accountants any objections that S&O or the S&O Accountants may have to any of the


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 8 matters set forth therein, which objections shall be set forth in reasonable detail. SealRite and Oldach expressly covenant and agree to cause the S&O Accountants to review the TJI Effective Date Balance Sheet using an accounting methodology which is consistent with the accounting methodology used in preparation of the TJI Balance Sheets (to the extent the methodology conforms to GAAP), and that there shall be no changes in methodology or major judgments by the S&O Accountants in such review (to the extent such methodology and major judgments conform to GAAP) without a corresponding change in a factual event. If no objections are raised within such 30-day period, the TJI Effective Date Balance Sheet shall be deemed accepted and approved by S&O.

          (c) If S&O shall raise any objections within the 30-day period, TJI and S&O shall attempt to resolve the matter or matters in dispute.

          (d)  If such dispute cannot be resolved by TJI and S&O within thirty
     (30) days after the delivery of the TJI Effective Date Balance Sheet, then the specific matters in dispute shall be submitted to a nationally-recognized "Big Six" accounting firm mutually agreed to by TJI and S&O, which firm shall make a final and binding determination as to such matter or matters. Such accounting firm shall send its written determination to the Parties and the Partnership as soon as possible (but in no event more than forty-five (45) days after submission of such matters to such accounting firm). The fees and expenses of the accounting firm referred to in this Section 2.4(d) shall be paid by the Partnership.

          (e) Upon the acceptance and approval of the TJI Effective Date Balance Sheet in accordance with Sections 2.4(b)-2.4(d) of this Agreement, if the TJI Effective Date Net Worth shall EXCEED $50,000,000, the Parties shall cause the Partnership to make a cash payment to TJI in an amount equal to the amount by which the TJI Effective Net Worth exceeds $50,000,000. If the TJI Effective Date Net Worth shall be LESS than $50,000,000, TJI shall make or shall cause Norco to make, an additional cash contribution to the Partnership equal to the amount by which the TJI Effective Date Net Worth is less than $50,000,000.


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 9

     The "Units" (as defined in Section 4.1 of the "Partnership Agreement" (as defined in Section 5.1 of this Agreement)) allocated to Norco and S&O pursuant to the Partnership Agreement, have been so allocated after giving effect to any cash adjustment which may be required pursuant to this Section 2.4(e). Such Units shall not be adjusted in any way as a result of any such cash adjustment under this Section 2.4(e).

SECTION 2.5    WAIVER OF BULK TRANSFER STATUTES.

     The Parties expressly acknowledge and agree to waive compliance with the requirements of any bulk transfer acts or similar laws of any application jurisdiction in connection with the transfer of the Norco Assets and the S&O Assets to the Partnership. Any and all Loss resulting from a failure by the Parties to comply properly with any bulk transfer act shall be an Assumed Liability, and shall be borne by the Partnership.

                                   ARTICLE III

               EXCLUDED LIABILITIES; SURVIVAL AND INDEMNIFICATION

SECTION 3.1    EXCLUDED LIABILITIES.

     The Parties expressly acknowledge and agree that the Assumed Liabilities shall not include the following Liabilities (the "EXCLUDED LIABILITIES"):

          (a) Any Liability of the Parties resulting from, arising out of, or relating to this Agreement, the Partnership Agreement and the other Related Agreements;

          (b)  Those specific Liabilities of Norco set forth and described on
     SCHEDULE 3.1(b) attached hereto (the "NORCO EXCLUDED LIABILITIES"); PROVIDED, HOWEVER, that the Partnership shall assume, and pay and discharge when due, any and all of such Norco Excluded Liabilities in an aggregate amount up to but not greater than $2,000,000 IN EXCESS OF the amount set forth as specific reserves for such Norco Excluded Liabilities on the Norco Balance Sheet (the "NORCO LIABILITY THRESHOLD");

          (c)  Those specific Liabilities of SealRite and/or Oldach set forth on
     SCHEDULE 3.1(c) attached hereto (the "S&O EXCLUDED LIABILITIES"); PROVIDED, HOWEVER, that the Partnership shall


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 10 assume, and pay and discharge when due, any and all of such S&O Excluded Liabilities in an aggregate amount up to but not greater than $2,000,000 IN EXCESS OF the amount set forth as specific reserves for such S&O Excluded Liabilities on the S&O Balance Sheets (the "S&O LIABILITY THRESHOLD");

          (d) Any Liability relating to any broker's, finder's, consultant's, investment banking or similar fee incurred by any party for its own account in connection with the transactions contemplated by this Agreement, except as may be provided in the Partnership Agreement;

          (e) Any Liabilities that are accrued for, applicable to or arising from any period ending on or prior to the Effective Date for all federal, state or local income taxes, and all deficiencies, assessments, charges, interest and penalties associated therewith; and

          (f) Any Liabilities of TJI or the TJI Subsidiaries, or S&O, as the case may be, to the extent that their existence or magnitude constitutes or results in a material breach of a representation or warranty made herein by TJI or S&O, as the case may be, which survives the Closing.

SECTION 3.2    SURVIVAL.

          (a) The covenants and agreements of the parties contained in this Agreement, the Partnership Agreement and the other Related Agreements shall survive the Closing.

          (b) None of the representations and warranties of the Parties contained herein or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Effective Date, EXCEPT that the following representations and warranties shall extend until the first to occur of (i) the date on which the Partnership converts into a corporation pursuant to the Liquidity Transaction Agreement (as defined in Section 5.1(c) hereof), or (ii) December 31, 1995:

               (i)  with respect to the representations and warranties of TJI:
          (A) Section 6.1 hereof with respect to capitalization and ownership,
          (B) Section 6.2 hereof with respect to the capital stock of the TJI Subsidiaries, (C) Section 6.3 hereof with respect


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 11 organization of the TJI Subsidiaries (excluding Norco), (D) Section
          6.5 hereof with respect to the authority of TJI and the TJI Subsidiaries to enter into this Agreement, the Partnership Agreement and the other Related Agreements and the consummation of the transactions contemplated hereby and thereby, and (E) Section 6.11 hereof with respect to the TJI Subsidiaries' title to their respective properties; and

               (ii) with respect to the representations and warranties of SealRite and Oldach: (A) Section 7.4 hereof with respect to the authority of each of S&O to enter into this Agreement, the Partnership Agreement and the other Related Agreements and to consummate the transactions contemplated hereby and thereby, and (B) Section 7.10 hereof with respect to S&O's title to their respective properties.

SECTION 3.3    INDEMNIFICATION.

     TJI and its successors and assigns, and SealRite and Oldach, jointly and severally, and their successors and assigns, jointly and severally (each of TJI and S&O, as applicable an "INDEMNITOR"), hereby agree to indemnify the Partnership, TJI, SealRite and Oldach, as applicable, and their respective Affiliates, directors, shareholders, officers, employees, agents, consultants and representatives, as applicable (each, an "INDEMNITEE"), from and against and agree to hold it or them harmless from and against any and all Losses relating to, arising out of or resulting from:

          (a) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the parties which survives the Closing;

          (b) Norco Excluded Liabilities IN EXCESS OF the Norco Liability Threshold; and

          (c)  S&O Excluded Liabilities IN EXCESS OF the S&O Liability
     Threshold.

SECTION 3.4    CONTROL OF LITIGATION.

          (a) The Indemnitees agree to give prompt notice to the Indemnitors of any pending, threatened, imminent or material Loss which any such Indemnitee deems to be within the ambit of Section 3.3 of this Agreement (specifying with reasonable particularity the basis therefor) and will give the Indemnitors such information with respect thereto as the Indemnitors


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 12 may reasonably request. The Indemnitors may, at their own expense, participate in and, upon notice to such Indemnitee, assume the defense of any such Action, PROVIDED, that the Indemnitors' counsel is reasonably satisfactory to such Indemnitee. If the Indemnitors assume such defense, the Indemnitors shall thereafter consult with such Indemnitee upon such Indemnitee's reasonable request for such consultation from time to time with respect to such Action, and the Indemnitors shall not, without such Indemnitee's consent, which consent shall not be unreasonably withheld, settle or compromise any such Action. Such Indemnitees shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at their own expense, separate from the counsel employed by the Indemnitors. For any period during which the Indemnitors have not assumed the defense thereof, the Indemnitors shall be liable for the reasonable fees and expenses of counsel employed by any Indemnitee; PROVIDED, HOWEVER, that the Indemnitors shall not be liable for the fees or expenses of more than one counsel employed by any Indemnitee in any jurisdiction for all Indemnitees. If the Indemnitees assume the defense thereof, the Indemnitees shall thereafter consult with the Indemnitors upon the Indemnitors' reasonable request for such consultation from time to time with respect to such Action and the Indemnitees shall not, without the Indemnitors' consent (which consent shall not be unreasonably withheld), settle or compromise any such Action. Whether or not the Indemnitors choose to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof.

          (b) The Indemnitors shall not be liable under Section 3.3 hereof with respect to any Loss resulting from a claim or demand the defense of which the Indemnitors were not offered the opportunity to assume as provided under Section 3.4(a) hereof, with respect to which the Indemnitors did not receive appropriate notice on or before any applicable notice period, to the extent the Indemnitors' liability under Section 3.3 hereof is prejudiced as a result thereof. No investigation by any Indemnitee prior to the Closing Date shall relieve any Indemnitor of any liability hereunder.


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 13

                                   ARTICLE IV

                                     CLOSING

SECTION 4.1    CLOSING.

     The closing of the transactions contemplated hereby (the "CLOSING") shall take place at 10:00 A.M. (Boise time) at the offices of TJI on October 11, 1994, or at such other time and place as the Parties may mutually agree in writing (the date on which the Closing occurs in accordance with the foregoing is referred to in this Agreement as the "CLOSING DATE"), simultaneously with the execution and delivery of this Agreement, the Partnership Agreement, and each of the other Related Agreements described in Article V hereof, and shall be deemed effective as of 12:01 A.M. (Boise time) on October 3, 1994 (the "EFFECTIVE DATE").

SECTION 4.2    CONVEYANCE INSTRUMENTS.

     In order to effectuate the contribution to the Partnership of the Norco Assets, the Dashwood Stock and the S&O Assets as contemplated by Article II hereof, the Parties have, or will on or before the Closing Date, execute and deliver, or cause to be executed and delivered at the Closing, all such documents or instruments of assignment, transfer, or conveyance, in each case dated the Closing Date, but effective as of the Effective Date (collectively, the "CONVEYANCE INSTRUMENTS"), as the Parties and their respective counsel shall reasonably deem necessary or appropriate to vest or confirm title in, to and under the Norco Assets, the Dashwood Stock and the S&O Assets in and to the Partnership.

SECTION 4.3    FURTHER ASSURANCES.

     From time to time, at the request of the Parties or the Partnership and without further consideration, each Party, at the Partnership's expense, will execute and deliver and TJI will cause the TJI Subsidiaries to execute and deliver, such other documents, and take such other action, as a Party or the Partnership may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in the Partnership good and marketable title to the Norco Assets, the Dashwood Stock and the S&O Assets, as applicable, free and clear of all Encumbrances other


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 14 than TJI Permitted Encumbrances or S&O Permitted Encumbrances, as the case may be, including, without limitation, consents of third parties and any necessary governmental filings, notices or approvals, and to cause any Encumbrances on the underlying assets of Dashwood and LaFlamme (other than Permitted TJI Encumbrances) to be removed. Each of TJI and S&O hereby constitutes and appoints, effective as of the Closing Date, the Partnership and its successors and permitted assigns as the true and lawful attorney of such Party with full power of substitution in the name of the Partnership or in the name of such Party, but for the benefit of the Partnership, to collect for the account of the Partnership any items of the Norco Assets or the S&O Assets and to institute and prosecute all proceedings which the Partnership may in its reasonable discretion deem proper in order to assert or enforce any right, title or interest in, to, or under the Norco Assets or the S&O Assets, and to defend or compromise any and all action, suits, or proceedings in respect of the Norco Assets, the Dashwood Stock and/or the S&O Assets. The Partnership shall be entitled for its own account to any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

                                    ARTICLE V

                               RELATED AGREEMENTS

SECTION 5.1    RELATED AGREEMENTS.

     Contemporaneously with the execution and delivery of this Agreement, the Parties shall enter into the following other agreements (collectively, the "RELATED AGREEMENTS"):

          (a) the Partnership Agreement of the Partnership ("PARTNERSHIP AGREEMENT"), substantially in the form attached hereto as EXHIBIT A;

          (b) the Partnership Support Services Agreement substantially in the form attached hereto as EXHIBIT B, pursuant to which TJI shall provide certain partnership accounting, risk management and other support services to the Partnership;


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 15

          (c) the Liquidity Transaction Agreement substantially in the form attached hereto as EXHIBIT C, relating to the future public offering of securities of the planned corporate successor to the Partnership; and

          (d) the Employee Leasing Agreement substantially in the form attached hereto as EXHIBIT D, pursuant to which the Parties shall provide interim leasing of the respective employees of Norco and S&O to the Partnership.

SECTION 5.2    CREDIT FACILITY.

     TJI shall use its best efforts to fulfill Norco's obligations under Section
3.7.2 of the Partnership Agreement.

                                   ARTICLE VI

                      REPRESENTATIONS AND WARRANTIES OF TJI

     In addition to the representations and warranties set forth elsewhere in this Agreement, TJI represents and warrants to S&O and to the Partnership for itself and for each of the TJI Subsidiaries, as appropriate, as follows:

SECTION 6.1    CAPITALIZATION AND OWNERSHIP.

     There are issued and outstanding: (i) 43,350 shares of Norco common stock, $1.00 par value; (ii) 25,000 Dashwood common shares, no par value, 25,100 Dashwood Class D Preferred shares, no par value, and 21,061,013 Dashwood Class B shares, no par value; and (iii) 515,272 LaFlamme ACTION ORDINAIRES shares, no par value (such shares are hereinafter referred to collectively, as the "TJI SUBSIDIARY STOCK"). The TJI Subsidiary Stock represents all of the issued and outstanding capital stock and other securities of the TJI Subsidiaries. All of the Dashwood Stock is owned legally and beneficially by TJI, and has been duly authorized and validly issued and is fully paid and nonassessable. All of the shares of common stock of LaFlamme are owned legally and beneficially by Dashwood, and have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding rights, options, warrants, conversion rights, preemptive


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 16 rights, or agreements for the purchase or acquisition from TJI or the TJI Subsidiaries with respect to any shares or other securities of the TJI Subsidiaries.

SECTION 6.2    TITLE TO TJI SUBSIDIARY STOCK.

     TJI has good and marketable title to the Dashwood Stock, free and clear of all Encumbrances (other than Permitted TJI Encumbrances and restrictions on transfers of the stock of the TJI Subsidiaries under applicable securities laws). Dashwood has good and marketable title to the common stock of LaFlamme, free and clear of all Encumbrances (other than Permitted TJI Encumbrances and restrictions on transfers of the stock of the TJI Subsidiaries under applicable securities laws).

SECTION 6.3    ORGANIZATION.

          (a) Each of TJI and the TJI Subsidiaries is a corporation which is duly organized, validly existing, and in good standing under the laws of its state (or jurisdiction) of incorporation, with the corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

          (b) The copies of the Certificate or Articles of Incorporation (however denominated) and all amendments thereto of each of the TJI Subsidiaries, as certified by the Secretary of State (or equivalent official) of the state (or jurisdiction) of its incorporation, and the Bylaws, as amended to date, of each of the TJI Subsidiaries, as certified by the Corporate Secretary of the relevant TJI Subsidiary and delivered to S&O, are true, complete, and correct copies of the respective Certificate/Articles of Incorporation and Bylaws, as amended and presently in effect, of the TJI Subsidiaries.

          (c) Copies of unanimous shareholder agreements presently in effect for Dashwood and LaFlamme are attached hereto as SCHEDULE 6.3.

SECTION 6.4    QUALIFICATION.

     Each of the TJI Subsidiaries is licensed or qualified to do business, including, as a foreign corporation and is in good standing in the jurisdictions in which it conducts its business (except


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 17 where the failure to so qualify would not have a material adverse effect on the Business or financial condition such TJI Subsidiary (the "MATERIAL TJI JURISDICTIONS"). SCHEDULE 6.4 contains a complete list of all Material TJI Jurisdictions.

SECTION 6.5    AUTHORITY.

     TJI and each of the TJI Subsidiaries has the corporate power and authority to execute and deliver this Agreement, the Partnership Agreement, and the other Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery by TJI and the TJI Subsidiaries of this Agreement, the Partnership Agreement, and the other Related Agreements, as the case may be, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of TJI and the TJI Subsidiaries; no other corporate proceedings on the part of TJI or the TJI Subsidiaries or any other person or entity, whether pursuant to the Certificates or Articles of Incorporation (however denominated) or Bylaws of TJI or the TJI Subsidiaries or by law or otherwise, are necessary to authorize TJI and the TJI Subsidiaries to enter into this Agreement, the Partnership Agreement, and the other Related Agreements, as the case may be, or to consummate the transactions contemplated hereby and thereby; all requisite approvals from boards of directors and/or shareholders have been obtained by TJI in connection with the transfer of the Dashwood Stock; and each of this Agreement, the Partnership Agreement and the other Related Agreements is the legal, valid, and binding obligation of TJI and of the TJI Subsidiaries, as the case may be.

SECTION 6.6    NO VIOLATIONS.

     Except as set forth on SCHEDULE 6.6 attached hereto, neither the execution or delivery of this Agreement, the Partnership Agreement, or the other Related Agreements, nor the consummation of the transactions contemplated hereby or thereby:

          (a) Violates or will violate (i) any order, writ, injunction, judgment, decree, or award of any court or governmental or regulatory authority or (ii) to the knowledge of TJI or the TJI Subsidiaries, violates or will violate any Laws to which TJI or the TJI Subsidiaries or any of


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 18 their respective properties or assets are subject, or requires anyfiling or registration with, or consent, authorization, approval or permit of, any governmental or regulatory authority on the part of TJI or the TJI Subsidiaries;

          (b) Violates or will violate, or conflicts with or will conflict with, any provision of, or constitutes a default under, the Certificates or Articles of Incorporation (however denominated) or Bylaws of TJI or the TJI Subsidiaries or any unanimous shareholder agreement relating to any TJI Subsidiary; or

          (c) (i) violates or breaches or constitutes a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right to terminate, any mortgage, contract, agreement, deed of trust, license, lease, or other instrument, arrangement, commitment, obligation, understanding, or restriction of any kind to which TJI (with respect to the Business only) or any TJI Subsidiary is a party or by which its properties may be bound, or (ii) will cause, or give any person grounds to cause, to be accelerated (with notice or lapse of time or both) the maturity of, or will increase, any liability or obligation of TJI (with respect to the Business only) or any TJI Subsidiary which violation, breach, default, liability, or obligation, individually or in the aggregate, is or would be material to the Business or financial condition of any TJI Subsidiary.

SECTION 6.7    FINANCIAL STATEMENTS.

          (a) SCHEDULE 6.7(a) attached hereto contains true and correct copies of (i) a separate balance sheet for each of the TJI Subsidiaries, and (ii) a combined balance sheet relating to the Business of the TJI Subsidiaries individually and taken as a whole, in each case as of June 30, 1994 (the "TJI BALANCE SHEETS"), and the related statements of operations for the Business of the TJI Subsidiaries taken as a whole for the six month period ended June 30, 1994 and the years ended December 31, 1993, 1992 and 1991. The TJI Balance Sheet relating to Norco dated as of June 30, 1994 is referred to herein as the "NORCO BALANCE SHEET", and all of the financial statements referred to in the preceding sentence are hereinafter


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 19 collectively referred to as the "TJI FINANCIAL STATEMENTS." Each of the TJI Financial Statements was prepared from the books and records of TJI and the TJI Subsidiaries, as the case may be, on a stand-alone basis in conformity with GAAP consistently applied, and fairly present the financial condition and results of operations of the TJI Subsidiaries for the periods and as of the dates stated therein.

          (b) SCHEDULE 6.7(b) attached hereto sets forth the amount of the "Canadian NOLs" (as defined in Section 5.7.1 of the Partnership Agreement), and such Canadian NOLs are in an amount not less than is set forth in
     SCHEDULE 6.7(b).

SECTION 6.8    ABSENCE OF CERTAIN CHANGES OR EVENTS.

     Since the Balance Sheet Date, each of the TJI Subsidiaries has operated its Business in the ordinary course consistent with past practice, and neither any TJI Subsidiary nor the Business of the TJI Subsidiaries taken as a whole has:

          (a) Suffered or been overtly threatened with any material adverse change in its business or any event or condition of any character, which, individually or in the aggregate, has had or might reasonably be expected to have a material adverse effect on the business or financial condition of the Business of any of the TJI Subsidiaries;

          (b) Incurred any obligations or liabilities (absolute, accrued, contingent, or otherwise) or entered into any transactions, other than in the ordinary course of business;

          (c) Paid, discharged, or satisfied any claims, obligations, or liabilities (absolute, accrued, contingent, or otherwise), except the payment, discharge, or satisfaction in the ordinary course of business and consistent with past practice of any claims, obligations, and liabilities
     (i) which are reflected or reserved against in the TJI Financial Statements or (ii) which were incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

          (d) Permitted or allowed any of its properties or assets to be subjected to any Encumbrances or other liabilities and obligations, except Permitted TJI Encumbrances;


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 20

          (e) Written off as uncollectible, or canceled or waived, any accounts receivable or any portion thereof, or any debts or claims, except in the ordinary course of business and consistent with past practice;

          (f) Sold, conveyed, or otherwise disposed of any properties or assets, except for fair consideration in the ordinary course of business and consistent with past practice;

          (g) Disposed of or permitted to lapse any TJI Intellectual Property (as defined in Section 6.13 hereof), or any license, permit, or other form of authorization to use any TJI Intellectual Property;

          (h) Except for normal increases which are not material and are consistent with past practice, granted or agreed to grant any increase in the compensation of any employee of the TJI Subsidiaries (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment), or become a party to or instituted any new benefit programs for any employees of the TJI Subsidiaries;

          (i) Made any capital expenditure, or commitment for a capital expenditure, for additions to property, plant, equipment or TJI Intellectual Property, other than in the ordinary course of business;

          (j) Made any change in any method of accounting or accounting practice or in any tax procedures or elections;

          (k) Terminated or suffered a termination of (excluding a termination in accordance with its terms) or amended, any material contract, agreement, license, or lease;

          (l) Declared, paid, or made, or set aside for payment or making, any dividend or other distribution in respect of the capital stock of any TJI Subsidiary or, directly or indirectly, redeemed, purchased, or otherwise acquired any of the capital stock of any TJI Subsidiary; or


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 21

          (m) Agreed, whether in writing or otherwise, or made any arrangement, whether or not legally binding, to take any action which, if taken prior to the date hereof, should have been disclosed on a Schedule to clauses
     (a)-(l) of this Section 6.8.

SECTION 6.9    CERTAIN TAX MATTERS.

          (a)  Except as set forth in SCHEDULE 6.9, each TJI Subsidiary:

               (i) Has filed or will file or furnish when due in accordance with all applicable laws all federal, state, provincial, local and other tax returns, reports and declarations of every nature (including, without limitation, income, employment, payroll, excise, property, sales and use, capital, goods and services taxes and unemployment contributions and Canadian Pension Plan and Quebec Pension Plan contributions) required to be filed by, on behalf of, or with respect to such TJI Subsidiary or its assets (collectively, the "RETURNS") prior to the Closing Date;

               (ii) Has correctly reflected in all material respects on the Returns (and, as to any Returns not filed as of the date hereof, will correctly reflect) the facts regarding its income, business, assets, operations, activities, and status of any other information required to be shown therein;

               (iii) Has timely paid, withheld, or made adequate provision for all taxes shown as due and payable on the Returns that have been filed, and has otherwise withheld from each payment all taxes and other amounts required to be withheld, and has paid all such amounts and all installments of taxes due and payable within the required time;

               (iv)      Is not subject to any liens for taxes on its assets;

               (v) Has not participated in any tax sharing or other arrangement whereby such TJI Subsidiary, in determining its income, revenues, receipts, gain, loss, or any net operating loss or other tax loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute which could reduce


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 22 taxes (including, without limitation, deductions and credits relating to alternative minimum taxes) (collectively, "TAX ASSETS"), has taken into account or included any income, revenues, receipts, gain, loss, asset, liability, or Tax Assets of any other person (or vice versa);

               (vi) Is not currently under any contractual obligation to pay the tax obligations of, or with respect to transactions relating to, any other person or to indemnify any other person with respect to any tax;

               (viii) Is not subject to any (A) claims, audits, actions, suits, proceedings, or investigations with respect to any tax or assessment for which any TJI Subsidiary could be liable, which would be material, to the knowledge of the directors or officers of TJI or any TJI Subsidiary, and (B) requests for rulings in respect of any tax or any proposed transaction pending before any governmental authority responsible for the imposition of any tax.

          (b) SCHEDULE 6.9 hereto contains a list of states, countries, provinces and other jurisdictions to which any tax is currently being paid by the TJI Subsidiaries.

SECTION 6.10   INVENTORY; RECEIVABLES.

          (a) Substantially all the Inventory of the TJI Subsidiaries is of a good and merchantable quality, usable and saleable in the ordinary course of business. The Inventory set forth on the TJI Balance Sheets is stated properly therein at the lower of cost or realizable market value, determined in accordance with generally accepted accounting principles consistently applied. The quantities of all items of TJI Inventory are reasonable and warranted in the present circumstances of the Business of the TJI Subsidiaries.

          (b) All accounts and notes receivable relating to the Business of the TJI Subsidiaries at the Balance Sheet Date have been included in the TJI Balance Sheets in accordance with generally accepted accounting principles consistently applied. Since the Balance Sheet Date, no accounts or notes receivable have been sold, transferred, or otherwise


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 23 disposed of by TJI or by any TJI Subsidiary, nor have any of such accounts or notes receivable become uncollectible or subject to any material defense, claim or offset.

SECTION 6.11   TITLE TO PROPERTIES; ENCUMBRANCES.

          (a) SCHEDULE 6.11(a) attached hereto sets forth a list of all owned and leased real property of the TJI Subsidiaries, including the address of such property, the nature of the particular TJI Subsidiary's interest in such property, and the function and use of such property.

          (b)  Except as set forth in the TJI Financial Statements or in
     SCHEDULE 6.11(b), each of the TJI Subsidiaries, as applicable, (i) has leasehold title or good and marketable fee simple title to each piece of real property owned, leased, rented or used by the TJI Subsidiaries, in each case free and clear of all Encumbrances in the case of real property owned by the TJI Subsidiaries, except for Permitted TJI Encumbrances, and
     (ii) leases or owns all tangible personal property free and clear of all Encumbrances, except for Permitted TJI Encumbrances.

          (c)  Except as set forth in the TJI Financial Statements or in
     SCHEDULE 6.11(b), to the knowledge of TJI or the TJI Subsidiaries, there are no Liabilities of the TJI Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable, or otherwise, and there is no existing condition, situation, or set of circumstances which could reasonably be expected to result in such a liability, other than:
     (i) liabilities disclosed or provided for in the TJI Balance Sheets; and
     (ii) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, which in the aggregate are not material to the Business of such TJI Subsidiary.

          (d) Complete and accurate copies of all mortgages relating to any real property owned by the TJI Subsidiaries (the "TJI MORTGAGES") have heretofore been furnished to S&O. None of the TJI Mortgages has been amended or modified except as indicated in SCHEDULE 6.11(d) and the aggregate amount of all principal, interest, and other sums that is secured by each of the TJI Mortgages as of the Closing Date does not exceed the amount reflected in SCHEDULE 6.11(d).


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 24

SECTION 6.12   LEASES.

     TJI heretofore has delivered to S&O a true and complete copy of each lease pursuant to which TJI or any TJI Subsidiary leases real or personal property used in connection with the Business (collectively, the "TJI LEASES"). Each of the TJI Leases is in full force and effect in accordance with its terms, no TJI Lease has been modified or amended, and neither TJI nor any TJI Subsidiary has received any written notice of any breach or default with respect to a TJI Lease, the consequences of which would result in such TJI Lease being terminated by the lessor thereof.

SECTION 6.13   INTELLECTUAL PROPERTY.

     SCHEDULE 6.13 attached hereto lists all trademarks, trade names, business names, service marks, copyrights, patents, patented and unpatented inventions, trade secrets, registered and unregistered designs, and all applications and registrations therefor and licenses thereof, and all other intellectual property and proprietary information relating to or connected with the Norco Assets, the TJI Subsidiaries or the operation of the Business of the TJI Subsidiaries, indicating for each item whether owned, leased or licensed by the particular TJI Subsidiary (collectively, the "TJI INTELLECTUAL PROPERTY"). The TJI Subsidiaries own, have the exclusive right to use, or possess adequate licenses or other rights to use all such TJI Intellectual Property, and no rights thereto have been granted to others by TJI or by the TJI Subsidiaries. Except as described in SCHEDULE 6.13, no patents, patented and unpatented inventions, trademarks, trade secrets, registered and unregistered designs, service marks, trade names or copyrights are necessary to conduct or continue the Business of the TJI Subsidiaries as it is presently conducted and no consent is required for the assignment of any license for the TJI Intellectual Property. The TJI Intellectual Property is free and clear of all assignments, licenses, restrictions, or other Encumbrances, and none is subject to any outstanding order, decree, judgment, stipulation or charge. To the knowledge of TJI or the TJI Subsidiaries, the TJI Subsidiaries' use of the TJI Intellectual Property does not infringe upon or otherwise violate the rights of others, and to the knowledge of TJI or the TJI Subsidiaries, none of the TJI Intellectual Property is being infringed upon or otherwise violated by others. No one has asserted in writing to TJI or to the TJI Subsidiaries


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 25 that the TJI Subsidiaries' use of the TJI Intellectual Property infringes or violates any patent, patented or unpatented invention, trade secret, registered and unregistered designs, trade name, trademark, service mark, copyright or other intellectual property right of any other person or entity or that the TJI Subsidiaries are not the owners of the sole and exclusive right to use the TJI Intellectual Property (except licensed property).

SECTION 6.14   ERISA.

          (a) Except as set forth on SCHEDULE 6.14 attached hereto, neither TJI (with respect to the Business only) nor any TJI Subsidiary (except Dashwood and LaFlamme) is a party to or participates in or has any liability with respect to:

               (i) Any "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are respectively defined in Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended (ERISA)), including a "multiemployer plan" (as defined in Section 3(37) of ERISA);

               (ii) Any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program, or any other material fringe benefit arrangements (herein referred to collectively as "EMPLOYEE FRINGE BENEFIT ARRANGEMENTS") for any employee, which does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA); or

               (iii)     Any employment agreement.

     Neither Dashwood nor LaFlamme is a party to or participates in any plan, program, policy or arrangement which provides any employee benefits to any United States employee performing services within the United States.

          (b) All plans, arrangements, and agreements listed in Schedule 6.14 and any related trust agreements or annuity contracts materially comply with and are and have been materially operated in accordance with each applicable provision of ERISA, the Code, other


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 26

     Federal statues, state law (including, without limitation, state insurance law) and the regulations and rules promulgated pursuant thereto or in connection therewith and the terms of each such respective plan, arrangement and agreement. Neither TJI nor any TJI Subsidiary has any notice or knowledge of any material violation of any of the foregoing by any such plan, arrangement or agreement.

          (c) All employee pension benefit plans listed in SCHEDULE 6.14 which are subject to ERISA materially comply in form and in operation with the applicable requirements of Section 401(a) and 501(a) of the Code. To the knowledge of TJI and the TJI Subsidiaries, no event has occurred which will or could give rise to disqualification under the Code of any such employee pension benefit plan listed in SCHEDULE 6.14 that is subject to ERISA or to a tax under Section 511 of the Code; and no such plan which is subject to
     Part 3 of Subtitle B of Title 1 of ERISA has incurred any "accumulated funding deficiency." Neither TJI nor the TJI Subsidiaries (excluding Dashwood and LaFlamme) has otherwise engaged in any transaction with respect to any employee benefit plan listed in SCHEDULE 6.14 which could result in a tax under Section 4975 of the Code. There are no Actions (other than routine claims for benefits) pending or, to the knowledge of TJI, threatened against such plans or the assets of such plans, and, to the knowledge of TJI or the TJI Subsidiaries, no facts exist which are reasonably likely to give rise to any such Actions (other than routine claims for benefits). As to any employee pension benefit plan which is listed in SCHEDULE 6.14 and which is subject to Title IV of ERISA, there have been no "reportable events" (as described in Section 4043 of ERISA), and no steps have been taken to terminate any such plan. All group health plans (within the meaning of Section 5000(b)(1) of the Code in which any employees of the TJI Subsidiaries (excluding Dashwood and LaFlamme) participate (including any plans of current and former affiliates of TJI or the TJI Subsidiaries which must be taken into account under Section 162(i) or Section 162(k) of the Code) have been operated in material compliance with the group health plan continuation coverage requirements of
     Section 162(k) of the Code as


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 27 in effect for years beginning prior to January 1, 1989, Section 4980B for years beginning after December 31, 1988 and Part 6 of Subtitle B of Title I of ERISA, to the extent such requirements are applicable.

          (d) No employee or former employee of the TJI Subsidiaries (excluding Dashwood and LaFlamme) or any of their affiliates will become entitled to any bonus, retirement, severance, job security, or similar benefit or enhancement of such benefit solely as a result of the transactions contemplated hereby.

          (e) Except as set forth on SCHEDULE 6.14, neither TJI nor any TJI Subsidiary or any affiliate of same (as determined under Internal Revenue Code Section 414(b), (c), (m) or (o) ("ERISA Affiliate") is a party to or participates in or has any liability with respect to any "employee pension benefit plan", as defined in Section 3(2) of ERISA, which is a "multiemployer plan", as defined in Section 3(37) of ERISA.

          (f)  Except as set forth on SCHEDULE 6.14, or except as required by section 4980B of the Code, neither TJI nor any ERISA Affiliate has promised any former employee or other individual whether or not employed by TJI or any ERISA Affiliate, medical or other benefit coverage, and neither TJI nor any ERISA Affiliate maintains or contributes to any plan or arrangement providing medical benefits, life insurance, or other welfare benefits to former employees, their spouses or dependents or any other individual whether or not employed by TJI or any ERISA Affiliate.

          (g) Except as set forth on SCHEDULE 6.14, neither TJI nor any ERISA Affiliate is a party to or participates in or has any liability with respect to any employee pension benefit plan which is subject to Title IV of ERISA.

          (h) Neither TJI nor any ERISA Affiliate has failed to make any contributions to or to pay any amounts due and owing as required by the terms of any of the plans, arrangements, and agreements listed in SCHEDULE 6.14, or by any collective bargaining agreement, or by ERISA or any other applicable law.


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 28

SECTION 6.15   PENSION AND EMPLOYEE BENEFITS OF DASHWOOD AND LAFLAMME.

          (a) Except as set forth on SCHEDULE 6.15 attached hereto, neither Dashwood nor LaFlamme is party to or has any liability with respect to any employee benefit, welfare, bonus, pension, profit sharing, deferred compensation, stock option, retirement, hospitalization insurance, medical and dental insurance, disability insurance, vacation pay, severance pay or any other material employee benefit arrangements or practice related to the employees or former employees which are currently maintained or were maintained, at any time in the last five calendar years (herein referred to collectively as "CANADIAN PLANS").

          (b) TJI has furnished to S&O a true and correct copy of all Canadian Plans as listed in SCHEDULE 6.15 as amended to the date hereof together with all related documentation including, without limitation, funding agreements, actuarial reports, funding and financial information and plan summaries, booklets and personnel manuals, and there have been no material changes in the financial condition of any such plan from that stated in the documentation supplied. All employee data provided is substantially true and correct. No amendments have been made to the Canadian Plans and no improvements to the Canadian Plans have been promised and the amendments or improvements to the Canadian Plans will be made or promised prior to the date hereof. No insurance policy requires or any other contract or agreement affecting the Canadian Plans requires or permits a retroactive increase in premiums or payments due thereunder.

          (c) All of the Canadian Plans have been established, registered, qualified, invested and administered, in all respects, in accordance with all applicable laws, regulations, orders or other legislative, administrative or judicial promulgations (herein referred to as "APPLICABLE LAWS"). None of the Canadian Plans enjoy any special tax status under the Income Tax Act (Canada) or under other applicable legislation, nor have any advance tax rulings been sought or received in respect of the Canadian Plans. All obligations regarding the Canadian Plans have been satisfied and there are no outstanding defaults or violations by any party thereto,


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 29 or any taxes owing under any Canadian Plans. All contributions or premiums required to be made by Dashwood and/or LaFlamme under the terms of the Canadian Plans or by Applicable Laws have been made in a timely fashion in accordance with Applicable Laws and the terms of the Canadian Plans and neither of Dashwood or LaFlamme have any liability (other than liabilities accruing after the date hereof with respect to any of the Canadian Plans). Contributions and premiums are to be paid on an accrual basis for the period up to the Effective Date even though not otherwise required to be made until a later date in respect of the period that includes the Effective Date. All of the Canadian Plans which are subject to actuarially-based funding requirements are fully funded or fully insured on both an ongoing and solvency basis pursuant to the actuarial assumptions and methodology contained in the going concern actuarial valuation report most recently filed with the provincial pension authorities as of the date hereof. The level of insurance reserves under each of the Canadian Plans which is an insured plan is reasonable and sufficient to provide for all incurred but unreported claims. There have been no improper withdrawals or transfer of assets from the Canadian Plans or the funds relating thereto, and neither Dashwood nor LaFlamme has been in breach of any fiduciary obligation with respect to the administration of the Canadian Plans or the funding media relating thereto.

          (d) None of the Canadian Plans, nor any related funding medium thereunder, is subject to any pending investigation, examination or other proceeding, action or claim initiated by any governmental agency or instrumentality, or by any other party, and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such investigation, examination or other proceeding, action or claim or to affect the registration of any of the Canadian Plans. Further, should any matter arise which could affect the registration of any of the Canadian Plans, Dashwood and/or LaFlamme, as the case may be, will, in a timely fashion, take all steps required to ensure the registration is not affected.


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 30

          (e) Dashwood and LaFlamme have reserved the right to amend, modify or terminate each of the Canadian Plans, subject to approval required by Applicable Laws.

          (f) Except for registered pension plans or group registered retirement savings plans, none of the Canadian Plans provides benefits to retired employees.

          (g) No employee or former employee of Dashwood or LaFlamme will become entitled to any bonus, retirement, severance, job security or similar benefit enhancements of such benefits solely as a result of the transactions contemplated hereby.

SECTION 6.16   DOCUMENTS; COMMITMENTS.

          (a) TJI has delivered to S&O copies of every material contract, agreement, or other commitment, written or oral, to which the TJI Subsidiaries or TJI (with respect to the Business only) is a party or has succeeded to a party by assumption or assignment or in which it has a beneficial interest (any contract or agreement shall, for the purposes of this Agreement, be deemed material (A) if the Business of any of the TJI Subsidiaries is substantially dependent upon it, (B) if it involves a financial obligation of or benefit to the Business of the TJI Subsidiaries in excess of $100,000, (C) if the contract is not made in the ordinary course, or (D) if it constitutes a management contract or employment contract (excluding oral agreements that arise by operation of law).

          (b) Neither TJI (with respect to the Business only) nor any TJI Subsidiary is restricted by agreement from carrying on the Business anywhere in the world.

SECTION 6.17   LABOR MATTERS.

          (a) Except as set forth on SCHEDULE 6.17 attached hereto, neither any TJI Subsidiary nor any employees of the TJI Subsidiaries is a party to or is covered by any labor agreement with any collective bargaining representative.

          (b) To the knowledge of TJI or the TJI Subsidiaries, there are no unfair labor practice complaints, labor disputes, work stoppages, or union organization efforts, or threats of the foregoing, or pending or threatened proceedings under the Ontario Human Rights


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 31

     Code, Employment Standards Act, Workers Compensation Act, or any other employment-related legislation applicable in Ontario or Quebec, directed against any of the operations of the Business of the TJI Subsidiaries.

SECTION 6.18   NO BREACH.

          (a) Except as may be set forth in SCHEDULE 6.18, each permit, contract, agreement, deed of trust, lease, policy, license, plan, commitment, arrangement, and understanding (whether evidenced by a written document or otherwise) referred to in this Agreement or in any Schedule hereto, under which TJI or any TJI Subsidiary has any right, interest, or obligation (i) is in full force and effect, and (ii), to the knowledge of TJI or the TJI Subsidiaries, is not subject to any threatened amendment, cancellation, or outstanding dispute.

          (b) TJI or the TJI Subsidiaries, as the case may be, are not in breach of, and there does not exist any default or event (including the execution and delivery of this Agreement, the Partnership Agreement, and the other Related Agreements and the consummation of the transactions contemplated hereby or thereby) which, with the giving of notice or the lapse of time or both, would become a breach or default, and there is no basis for any valid claim of a default in any respect, under any such permits, contracts, agreements or other documents.

SECTION 6.19   REQUIRED CONSENTS.

     Except as set forth in SCHEDULE 6.19, no material consent, approval, governmental filing, authorization, or permit from any court, governmental or regulatory authority or administrative agency, or any other person or entity is necessary to the consummation of the transactions contemplated by this Agreement, the Partnership Agreement, or the other Related Agreements.
Moreover, except as set forth in SCHEDULE 6.19, no other material consent, approval, permit, clearance, or audit is required under any federal, foreign or provincial Law or the Laws of the countries, provinces or states in which TJI or any TJI Subsidiary has real property or leasehold interests in order to accomplish and complete the conveyance of real or personal property and leasehold interests contemplated hereunder. TJI has


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 32 used (or TJI has caused each TJI Subsidiary to use) its best efforts to secure the consents (where such consents are necessary) of the other parties thereto or any other person to the consummation of the transactions contemplated by this Agreement, the Partnership Agreement, and the Related Agreements.

SECTION 6.20   LITIGATION.

     Except as set forth in SCHEDULE 6.20, (a) there are no Actions or legal, administrative, arbitration or other method of settling disputes or agreements or litigation pending or, to the knowledge of TJI or the TJI Subsidiaries, threatened by or against, or involving TJI (with respect to the Business only) or any TJI Subsidiary, or any directors, officers, or employees thereof in their capacity as such, or (b) which question or challenge the validity of this Agreement, the Partnership Agreement, or the other Related Agreements or any action taken or to be taken by TJI or any TJI Subsidiary pursuant to this Agreement, the Partnership Agreement, or the other Related Agreements or in connection with the transactions contemplated hereby or thereby. To the knowledge of TJI or the TJI Subsidiaries, there is no valid basis for any such Action or other litigation. No Action or other litigation set forth in SCHEDULE
6.20 would, if adversely decided, have a material adverse effect on the Business of the TJI Subsidiaries taken as a whole or, after the Closing Date, on the ability of the Partnership to conduct the Business of the TJI Subsidiaries.

SECTION 6.21   COMPLIANCE WITH APPLICABLE LAW; ADVERSE RESTRICTIONS.

          (a) Except as and to the extent set forth in SCHEDULES 6.21 and 6.20, the operations of TJI (with respect to the Business only) and the TJI Subsidiaries have at all times been conducted in material compliance with
     (a) all applicable permits, orders, writs, injunctions, judgments, decrees, or awards of all courts and governmental and regulatory authorities, and
     (b) all Laws, which are applicable to the assets or the Business of the TJI Subsidiaries (including, without limitation, Environmental Laws, and those relating to employment and employment practices, terms and conditions of employment, and wages and hours laws). Except as and to the extent set forth in SCHEDULE 6.21 or 6.20, neither TJI (with respect to the


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 33

     Business only) nor any TJI Subsidiary has received any written notification of any failure or alleged failure to comply with any Laws, except for failures which in the aggregate are not and were not material to the conduct of the Business with respect to TJI and to the TJI Subsidiaries.

          (b) No event or circumstance has occurred which, with the giving of notice, the passage of time or otherwise, would result in a "Determination of Taxability" (as defined in the Trust Indenture securing the bonds described herein) under the $8,000,000 Industrial Revenue Bonds, Series 1989, issued by the Industrial Development Corporation of Twin Falls, Idaho.

SECTION 6.22   ENVIRONMENTAL MATTERS.

     Except as set forth in SCHEDULE 6.22,

          (a) To the knowledge of TJI or the TJI Subsidiaries, TJI (with respect to the Business only) and the TJI Subsidiaries have obtained all permits and authorizations relating to pollution or protection of health, safety, or the environment which are required by any Environmental Law ("ENVIRONMENTAL PERMITS"), including, without limitation, those regulating air emissions, water effluent discharges, or the treatment, storage, disposal, transportation or release of any Material of Environmental Concern. SCHEDULE 6.22 contains a complete and accurate list of all such Environmental Permits;

          (b) TJI and the TJI Subsidiaries have taken all actions necessary to register any products or materials relating to the Business of the TJI Subsidiaries, required to be registered under any applicable Environmental Laws;

          (c) Neither TJI nor any TJI Subsidiary is aware of or has received notice of, any occurrence, event, condition, circumstance, activity, practice, incident, action, or plan which TJI reasonably expects would result in an Action or claim, or allegation of Environmental Liability, based on, arising out of or related to alleged on-site or off-site contamination associated in any manner with or affecting the Business of the TJI Subsidiaries and properties related thereto; and


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 34

          (d) To the knowledge of TJI and the TJI Subsidiaries, there are and have been no underground storage tanks or surface impoundments on any real property now or heretofore owned, leased or rented by or otherwise under the control of TJI (with respect to the Business only) or any of the TJI Subsidiaries, which tanks or impoundments, if determined by any court, governmental, or regulatory authority having jurisdiction thereof, to be in violation of or subject to liability under any Environmental Law, would have a material adverse effect on the Business of the TJI Subsidiaries taken as a whole.

          (e) SCHEDULE 6.22 sets forth an accurate and complete list of all currently pending Actions and claims or allegations of any person relating to Environmental Laws or otherwise relating to environmental, health, and safety matters, including pollution of the Environment or Materials of Environmental Concern related to the Business of the TJI Subsidiaries. All such Actions, claims or allegations arising in the past three (3) years which are not currently pending are also set forth on SCHEDULE 6.22.

          (f) TJI and the TJI Subsidiaries are in material compliance with all Environmental Permits and are also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in any Environmental Laws;

          (g) SCHEDULE 6.22 contains an accurate and complete list of all remedial, response or corrective actions required by governmental authorities or otherwise undertaken since January 1, 1992, under all Environmental Permits or Environmental Laws relating to the Business of the TJI Subsidiaries.

SECTION 6.23   ASSETS NECESSARY TO BUSINESS.

     As a result of the transactions effected hereby, the Partnership, with respect to Norco Assets owned prior to the Closing Date by Norco, and Dashwood and LaFlamme (a) will have title to, or a valid leasehold interest in, all tangible and intangible assets and properties relating to the Business of the TJI Subsidiaries; (b) will possess valid consents, authorizations, approvals, and permits relating


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 35 to the Business of the TJI Subsidiaries, except for certain consents identified on SCHEDULES 6.6 and 6.19; and (c) will be party to all agreements, in each case necessary to permit the Partnership, directly and through the TJI Subsidiaries, to continue to carry on the Business of the TJI Subsidiaries substantially as presently conducted. The assets of the TJI Subsidiaries constitute all assets necessary to conduct the Business of the TJI Subsidiaries.

SECTION 6.24   CUSTOMERS, DISTRIBUTORS, AND SUPPLIERS.

     Since January 1, 1994, there has not been any adverse change in the business relationship of TJI or any TJI Subsidiary with any customer, distributor, or supplier which is material to the business or financial condition of the Business of the TJI Subsidiaries taken as a whole.

SECTION 6.25   INSIDER TRANSACTIONS.

     SCHEDULE 6.25 sets forth: (a) the amounts and other essential terms of indebtedness or other obligations, liabilities or commitments (contingent or otherwise) of TJI (with respect to the Business only) or the TJI Subsidiaries to or from any past or present officer, director or, to the knowledge of TJI, any TJI stockholder or any person related to, controlling, controlled by or under common control with any of the foregoing (other than for usual services performed within the past month the payment for which is not yet due); and (b) all transactions between such persons and TJI (with respect to the Business only) and the TJI Subsidiaries since the Balance Sheet Date and all proposed transactions with such persons together with the essential terms thereof.

SECTION 6.26   ACCURACY OF INFORMATION FURNISHED.

     No representation, statement or information made or furnished by TJI or by any TJI Subsidiary to S&O, including those contained in this Agreement, in the various Schedules and Exhibits hereto, or in other information and statements furnished by TJI and the TJ Subsidiaries to S&O, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading.


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 36

                                   ARTICLE VII

              REPRESENTATIONS AND WARRANTIES OF SEALRITE AND OLDACH

     In addition to the representations and warranties set forth elsewhere in this Agreement, SealRite and Oldach, jointly and severally, represent and warrant to TJI and to the Partnership as follows:

SECTION 7.1    NO DISSENTERS RIGHTS.

     No shareholder of either SealRite or Oldach has exercised any dissenters' rights or other appraisal rights in connection with the approval by such shareholders of the transactions contemplated by this Agreement, the Partnership Agreement and the other Related Agreements. Attached as SCHEDULE 7.1 hereto are true and correct copies of the unanimous consent resolutions signed by the shareholders of S&O, authorizing this Agreement, the Partnership Agreement and the other Related Agreements, and the transactions contemplated hereby and thereby.

SECTION 7.2    ORGANIZATION.

          (a) Each of SealRite and Oldach is a corporation which is duly organized, validly existing, and in good standing under the laws of its state (or jurisdiction) of incorporation, with the corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

          (b) The copies of the Certificate of Incorporation and all amendments thereto of each of SealRite and Oldach, as certified by the Secretary of State (or equivalent official) of the state (or jurisdiction) of its incorporation, and the Bylaws, as amended to date, of each of SealRite and Oldach, as certified by its Corporate Secretary and delivered to TJI, are true, complete, and correct copies of the respective Certificates of Incorporation and Bylaws, as amended and presently in effect, of SealRite and Oldach.

SECTION 7.3    QUALIFICATION.

     Each of SealRite and Oldach is licensed or qualified to do business, including as a foreign corporation and is in good standing in the jurisdictions in which it conducts its business (except


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 37 where the failure to so qualify would not have a material adverse effect on the Business or financial condition of either SealRite or Oldach (the "MATERIAL S&O JURISDICTIONS"). SCHEDULE 7.3 contains a complete list of all S&O Material Jurisdictions.

SECTION 7.4    AUTHORITY.

     Each of SealRite and Oldach has the corporate power and authority to execute and deliver this Agreement, the Partnership Agreement, and the other Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery by S&O of this Agreement, the Partnership Agreement, and the other Related Agreements, as the case may be, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of SealRite and Oldach, including, without limitation, approval by the S&O Shareholders in accordance with the provisions of the Delaware General Business Corporation Act; no other corporate proceedings on the part of S&O or any other person or entity, whether pursuant to their Certificates of Incorporation or Bylaws or by law or otherwise, are necessary to authorize S&O to enter into this Agreement, the Partnership Agreement, and the other Related Agreements, as the case may be, or to consummate the transactions contemplated hereby and thereby; and each of this Agreement, the Partnership Agreement and the other Related Agreements is the legal, valid, and binding obligation of SealRite and Oldach.

SECTION 7.5    NO VIOLATIONS.

     Except as set forth on SCHEDULE 7.5, neither the execution or delivery of this Agreement, the Partnership Agreement, or the other Related Agreements, nor the consummation of the transactions contemplated hereby or thereby:

          (a) Violates or will violate (i) any order, writ, injunction, judgment, decree, or award of any court or governmental or regulatory authority or (ii) to the knowledge of either SealRite or Oldach, violates or will violate any Laws to which either SealRite or Oldach or any of their respective properties or assets are subject, or requires any filing or registration with, or


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 38 consent, authorization, approval or permit of, any governmental or regulatory authority on the part of either SealRite or Oldach;

          (b) Violates or will violate, or conflicts with or will conflict with, any provision of, or constitutes a default under, the Certificate of Incorporation or Bylaws of either SealRite or Oldach; or

          (c) (i) violates or breaches or constitutes a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or gives rise to a right to terminate, any mortgage, contract, agreement, deed of trust, license, lease, or other instrument, arrangement, commitment, obligation, understanding, or restriction of any kind to which either SealRite or Oldach is a party or by which their properties may be bound, or (ii) will cause, or give any person grounds to cause, to be accelerated (with notice or lapse of time or both) the maturity of, or will increase, any liability or obligation of SealRite or Oldach which violation, breach, default, liability, or obligation, individually or in the aggregate, is or would be material to the Business or financial condition of either SealRite or Oldach.

SECTION 7.6    FINANCIAL STATEMENTS.

     SCHEDULE 7.6 attached hereto contains true and correct copies of a separate balance sheet for each of SealRite and Oldach dated as of June 30, 1994 (collectively, the "S&O BALANCE SHEETS"), and the related statements of operations for the Business of each of S&O for the six month period ended June 30, 1994 and 1993 and for the years ended December 31,1993 and 1992. The financial statements referred to in the preceding sentence are hereinafter collectively referred to as the "S&O FINANCIAL STATEMENTS." Each of the S&O Financial Statements was prepared from the books and records of SealRite and Oldach, as applicable, in conformity with GAAP consistently applied and fairly present the financial condition and results of operations of the Business of S&O for the periods and as of the dates stated therein.


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 39

SECTION 7.7    ABSENCE OF CERTAIN CHANGES OR EVENTS.

     Since the Balance Sheet Date, each of SealRite and Oldach has operated its Business in the ordinary course consistent with past practice, and neither SealRite, Oldach nor the Business of S&O taken as a whole has:

          (a) Suffered or been overtly threatened with any material adverse change in its business or any event or condition of any character, which, individually or in the aggregate, has had or might reasonably be expected to have a material adverse effect on the business or financial condition of the Business of either SealRite or Oldach;

          (b) Except as provided and allowed in Sections 8.1 and 8.2 hereof, incurred any obligations or liabilities (absolute, accrued, contingent, or otherwise) or entered into any transactions, other than in the ordinary course of business;

          (c) Paid, discharged, or satisfied any claims, obligations, or liabilities (absolute, accrued, contingent, or otherwise), except the payment, discharge, or satisfaction in the ordinary course of business and consistent with past practice of any claims, obligations, and liabilities
     (i) which are reflected or reserved against in the S&O Financial Statements or (ii) which were incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

          (d) Permitted or allowed any of its properties or assets to be subjected to any Encumbrances or other liabilities and obligations, except Permitted S&O Encumbrances;

          (e) Written off as uncollectible, or canceled or waived, any accounts receivable or any portion thereof, or any debts or claims, except in the ordinary course of business and consistent with past practice;

          (f) Sold, conveyed, or otherwise disposed of any properties or assets, except for fair consideration in the ordinary course of business and consistent with past practice;


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 40

          (g) Disposed of or permitted to lapse any S&O Intellectual Property (as defined in Section 7.12 hereof), or any license, permit, or other form of authorization to use any S&O Intellectual Property;

          (h) Except for normal increases which are not material and are consistent with past practice, granted or agreed to grant any increase in the compensation of any employee of either SealRite or Oldach (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment), or become a party to or instituted any new benefit programs for any employees of either SealRite or Oldach;

          (i) Made any capital expenditure, or commitment for a capital expenditure, for additions to property, plant, equipment or S&O Intellectual Property, other than in the ordinary course of business;

          (j) Made any change in any method of accounting or accounting practice or in any tax procedures or elections;

          (k) Terminated or suffered a termination of (excluding a termination in accordance with its terms) or amended, any material contract, agreement, license, or lease;

          (l) Except as provided and permitted in Section 8.1 hereof, declared, paid, or made, or set aside for payment or making, any dividend or other distribution in respect of the capital stock of either SealRite or Oldach or, directly or indirectly, redeemed, purchased, or otherwise acquired any of the capital stock of either SealRite or Oldach; or

          (m) Agreed, whether in writing or otherwise, or made any arrangement, whether or not legally binding, to take any action which, if taken prior to the date hereof, should have been disclosed on a Schedule to clauses (a)-
     (l) of this Section 7.7.

SECTION 7.8    CERTAIN TAX MATTERS.

          (a)  Except as set forth in SCHEDULE 7.8, each of SealRite and Oldach:

               (i) Has filed or will file or furnish when due in accordance with all applicable laws all federal, state, local and other tax returns, reports and declarations


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 41 of every nature (including, without limitation, income, employment, payroll, excise, property, sales and use, capital, goods and services taxes and unemployment contributions) required to be filed by, on behalf of, or with respect to S&O and the S&O Assets (collectively, the "RETURNS") prior to the Closing Date;

               (ii) Has correctly reflected in all material respects on the Returns (and, as to any Returns not filed as of the date hereof, will correctly reflect) the facts regarding its income, business, assets, operations, activities, and status of any other information required to be shown therein;

               (iii) Has timely paid, withheld, or made adequate provision for all taxes shown as due and payable on the Returns that have been filed, and has otherwise withheld from each payment all taxes and other amounts required to be withheld, and has paid all such amounts and all installments of taxes due and payable within the required time;

               (iv)      Is not subject to any liens for taxes on its assets;

               (v) Has not participated in any tax sharing or other arrangement whereby either SealRite or Oldach, in determining its income, revenues, receipts, gain, loss, or any net operating loss or other tax loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute which could reduce taxes (including, without limitation, deductions and credits relating to alternative minimum taxes) (collectively, "TAX ASSETS"), has taken into account or included any income, revenues, receipts, gain, loss, asset, liability, or Tax Assets of any other person (or vice versa);

               (vi) Is not currently under any contractual obligation to pay the tax obligations of, or with respect to transactions relating to, any other person or to indemnify any other person with respect to any tax;


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 42

               (vii) Is not subject to any (A) claims, audits, actions, suits, proceedings, or investigations with respect to any tax or assessment for which either SealRite or Oldach could be liable, which would be material, to the knowledge of the directors or officers of either SealRite or Oldach, and (B) requests for rulings in respect of any tax or any proposed transaction pending before any governmental authority responsible for the imposition of any tax.

          (b) SCHEDULE 7.8 hereto contains a list of states and other jurisdictions to which any tax is currently being paid by the either SealRite or Oldach.

SECTION 7.9    INVENTORY; RECEIVABLES.

          (a) Substantially all Inventory of S&O is of a good and merchantable quality, usable and saleable in the ordinary course of business. The Inventory set forth on the S&O Balance Sheets is stated properly therein at the lower of cost or realizable market value, determined in accordance with generally accepted accounting principles consistently applied. The quantities of all items of S&O Inventory are reasonable and warranted in the present circumstances of the Business of S&O.

          (b) All accounts and notes receivable relating to the Business of S&O at the Balance Sheet Date have been included in the S&O Balance Sheets in accordance with generally accepted accounting principles consistently applied. Since the Balance Sheet Date, no accounts or notes receivable have been sold, transferred, or otherwise disposed of by either SealRite or Oldach, nor have any of such accounts or notes receivable become uncollectible or subject to any material defense, claim or offset.

SECTION 7.10   TITLE TO PROPERTIES; ENCUMBRANCES.

          (a) SCHEDULE 7.10(A) attached hereto sets forth a list of all owned and leased real property of each of SealRite and Oldach, including the address of each such property, the nature of SealRite or Oldach's interest in such property, and the function and use of such property.


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 43

          (b)  Except as set forth in the S&O Financial Statements or in
     SCHEDULE 7.10(B), to the knowledge of S&O, each of SealRite or Oldach, as applicable (i) has leasehold title or good and marketable fee simple title to each piece of real property owned, leased, rented or used by S&O, in each case free and clear of all Encumbrances in the case of real property owned by S&O, except for Permitted S&O Encumbrances, and (ii) leases or owns all tangible personal property free and clear of all Encumbrances, except for Permitted S&O Encumbrances.

          (c)  Except as set forth in the S&O Financial Statements or in
     SCHEDULE 7.10(B), to the knowledge of either SealRite or Oldach, there are no liabilities of S&O of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable, or otherwise, and there is no existing condition, situation, or set of circumstances which could reasonably be expected to result in such a liability, other than: (i) liabilities disclosed or provided for in the S&O Balance Sheets; and (ii) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, which in the aggregate are not material to the Business of either SealRite or Oldach.

          (d) Complete and accurate copies of all mortgages relating to any real property owned by either SealRite or Oldach (the "S&O MORTGAGES") heretofore have been furnished to TJI. None of the S&O Mortgages has been amended or modified except as indicated in SCHEDULE 7.10(D) and the aggregate amount of all principal, interest, and other sums that is secured by each of the S&O Mortgages as of the Closing Date does not exceed the amount reflected in SCHEDULE 7.10(D).

SECTION 7.11   LEASES.

     S&O has heretofore delivered to TJI a copy of each lease pursuant to which either SealRite or Oldach leases real or personal property (collectively, the "S&O LEASES"). Each of the S&O Leases is in full force and effect in accordance with its terms, no S&O Lease has been modified or amended, and neither SealRite nor Oldach has received any written notice of any breach or default with respect


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 44 to an S&O Lease, the consequences of which would result in such S&O Lease being terminated by the lessor.

SECTION 7.12   INTELLECTUAL PROPERTY.

     SCHEDULE 7.12 attached hereto lists all trademarks, trade names, business names, service marks, copyrights, patents, patented and unpatented inventions, trade secrets, registered and unregistered designs, and all applications and registrations therefor and licenses thereof, and all other intellectual property and proprietary information relating to or connected with the S&O Assets or the operation of the Business of S&O, indicating for each item whether owned, leased or licensed by either SealRite or Oldach (collectively, the "S&O INTELLECTUAL PROPERTY"). S&O own, have the exclusive right to use, or possess adequate licenses or other rights to use all such S&O Intellectual Property, and no rights thereto have been granted to others by either SealRite or Oldach. Except as described in SCHEDULE 7.12, no patents, patented and unpatented inventions, trademarks, service marks, trade names, trade secrets, registered and unregistered designs, or copyrights are necessary to conduct or continue the Business of S&O as it is presently conducted and no consent is required for the assignment of any license for the S&O Intellectual Property. The S&O Intellectual Property is free and clear of all assignments, licenses, restrictions, or other Encumbrances, and none is subject to any outstanding order, decree, judgment, stipulation or charge. To the knowledge of S&O, S&O's use of the S&O Intellectual Property does not infringe upon or otherwise violate the rights of others, and to the knowledge of S&O, none of the S&O Intellectual Property is being infringed upon or otherwise violated by others. No one has asserted in writing to either SealRite or Oldach that S&O's use of the S&O Intellectual Property infringes or violates any patent, patented or unpatented invention, trade secret, trade name, trademark, service mark, registered and unregistered designs, copyright or other intellectual property right of any other person or entity or that S&O are not the owners of the sole and exclusive right to use the S&O Intellectual Property (except licensed property).


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 45

SECTION 7.13   ERISA.

          (a) Except as set forth on SCHEDULE 7.13, neither SealRite nor Oldach is a party to or participates in or has any liability with respect to:

               (i) Any "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are respectively defined in Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended (ERISA)), including a "multiemployer plan" (as defined in Section 3(37) of ERISA);

               (ii) Any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program, or any other material fringe benefit arrangements (herein referred to collectively as "EMPLOYEE FRINGE BENEFIT ARRANGEMENTS") for any employee, which does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA); or

               (iii)     Any employment agreement.

          (b) A true and correct copy of each of the plans, arrangements, and agreements listed in SCHEDULE 7.13 heretofore has been supplied to TJI by S&O. A true and correct copy of the most recent annual report, actuarial report (with all attachments), summary plan description, and Internal Revenue Service determination letter with respect to each such plan or arrangement, to the extent applicable, heretofore has been supplied to TJI by S&O, and there have been no material changes in the financial condition of any such plan from that stated in the annual report and actuarial report supplied.

          (c) All plans, arrangements, and agreements listed in SCHEDULE 7.13 and any related trust agreements or annuity contracts materially comply with and are and have been materially operated in accordance with each applicable provision of ERISA, the Code, other Federal statues, state law (including, without limitation, state insurance law) and the regulations and rules promulgated pursuant thereto or in connection therewith and the terms of each such


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 46 respective plan, arrangement and agreement. Neither SealRite nor Oldach has any notice or knowledge of any material violation of any of the foregoing by any such plan, arrangement or agreement.

          (d) All employee pension benefit plans listed in SCHEDULE 7.13 which are subject to ERISA materially comply in form and in operation with the applicable requirements of Section 401(a) and 501(a) of the Code. To the knowledge of either SealRite or Oldach, no event has occurred which will or could give rise to disqualification under the Code of any such employee pension benefit plan listed in SCHEDULE 7.13 that is subject to ERISA or to a tax under Section 511 of the Code; and no such plan which is subject to
     Part 3 of Subtitle B of Title 1 of ERISA has incurred any "accumulated funding deficiency." Neither SealRite nor Oldach has otherwise engaged in any transaction with respect to any employee benefit plan listed in
     SCHEDULE 7.13 which could result in a tax under Section 4975 of the Code. There are no Actions (other than routine claims for benefits) pending or, to the knowledge of either SealRite or Oldach, threatened against such plans or the assets of such plans, and, to the knowledge of either SealRite or Oldach, no facts exist which are reasonably likely to give rise to any such Actions (other than routine claims for benefits). As to any employee pension benefit plan which is listed in SCHEDULE 7.13 and which is subject to Title IV of ERISA, there have been no "reportable events" (as described in Section 4043 of ERISA), and no steps have been taken to terminate any such plan. All group health plans (within the meaning of Section 5000(b)(1) of the Code) in which any S&O Business Employees participate (including any plans of current and former affiliates of SealRite or Oldach which must be taken into account under Section 162(i) or Section 162(k) of the Code) have been operated in material compliance with the group health plan continuation coverage requirements of Section 162(k) of the Code as in effect for years beginning prior to January 1, 1989, Section 4980B for years beginning after December 31, 1988 and Part 6 of Subtitle B of Title I of ERISA, to the extent such requirements are applicable.


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 47

          (e) No employee or former employee of either SealRite or Oldach or any of their affiliates will become entitled to any bonus, retirement, severance, job security, or similar benefit or enhancement of such benefit solely as a result of the transactions contemplated hereby.

          (f) Except as set forth on SCHEDULE 7.13, neither SealRite nor Oldach is a party to or participates in or has any liability with respect to any "employee pension benefit plan", as defined in Section 3(2) of ERISA, which is a "multiemployer plan", as defined in Section 3(37) of ERISA.

          (g)  Except as set forth on SCHEDULE 7.13, or except as required by section 4980B of the Code, neither S&O nor any ERISA Affiliate has promised any former employee or other individual whether or not employed by either SealRite or Oldach or any ERISA Affiliate, medical or other benefit coverage, and neither S&O nor any ERISA Affiliate maintains or contributes to any plan or arrangement providing medical benefits, life insurance, or other welfare benefits to former employees, their spouses or dependents or any other individual whether or not employed by S&O or any ERISA Affiliate.

          (h) Except as set forth on SCHEDULE 7.13, neither S&O nor any ERISA Affiliate is a party to or participates in or has any liability with respect to any employee pension benefit plan which is subject to Title IV of ERISA.

          (i) Neither S&O nor any ERISA Affiliate has failed to make any contributions to or to pay any amounts due and owing as required by the terms of any of the plans, arrangements, and agreements listed in SCHEDULE 7.13, or by any collective bargaining agreement, or by ERISA or any other applicable law.

SECTION 7.14   DOCUMENTS; COMMITMENTS.

          (a) S&O has delivered to TJI copies of each material contract, agreement, or other commitment, written or oral, to which either SealRite or Oldach is a party or has succeeded to a party by assumption or assignment or in which it has a beneficial interest (any contract


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 48 or agreement shall, for the purposes of this Agreement, be deemed material
     (A) if the Business or either SealRite or Oldach taken as a whole is substantially dependent upon it, (B) if it involves a financial obligation of or benefit to the Business of either SealRite or Oldach in excess of $100,000, (C) if the contract is not made in the ordinary course, or (D) if it constitutes a management contract or employment contract (excluding oral agreements that arise by operation of law)).

          (b) Neither SealRite nor Oldach is restricted by agreement from carrying on its Business anywhere in the world.

SECTION 7.15   LABOR MATTERS.

          (a) Except as set forth in SCHEDULE 7.15, neither SealRite nor Oldach nor any employee of either SealRite or Oldach is a party to or is covered by any labor agreement with any collective bargaining representative.

          (b) To the knowledge of either SealRite or Oldach, there are no unfair labor practice complaints, labor disputes, work stoppages, or union organization efforts, or threats of the foregoing, directed against any of the operations of the Business of SealRite or Oldach.

SECTION 7.16   NO BREACH.

          (a) Except as may be set forth in SCHEDULE 7.16, each permit, contract, agreement, deed of trust, lease, policy, license, plan, commitment, arrangement, and understanding (whether evidenced by a written document or otherwise) referred to in this Agreement or in any Schedule hereto, under which SealRite or Oldach has any right, interest, or obligation (i) is in full force and effect, and (ii) is not subject to any threatened amendment, cancellation, or outstanding dispute.

          (b) SealRite or Oldach, as the case may be, is not in breach of, and there does not exist any default or event (including the execution and delivery of this Agreement, the Partnership Agreement, and the other Related Agreements and the consummation of the transactions contemplated hereby or thereby) which, with the giving of notice or the lapse of


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 49 time or both, would become a breach or default, and there is no basis for any valid claim of a default in any respect, under any such permit, contract or other agreement.

SECTION 7.17   REQUIRED CONSENTS.

     Except as set forth in SCHEDULE 7.17, no consent, approval, governmental filing, authorization, or permit from any court, governmental or regulatory authority or administrative agency or any other person or entity is necessary to the consummation of the transactions contemplated by this Agreement, the Partnership Agreement, or the other Related Agreements. Moreover, except as set forth on SCHEDULE 7.17, no other consent, approval, permit, clearance, or audit is required under any federal law or the laws of the states in which SealRite or Oldach has real property or leasehold interests in order to accomplish and complete the conveyance of real or personal property and leasehold interests contemplated hereunder. Each of SealRite and Oldach has used its best efforts to secure the consents (where such consents are necessary) of the other parties thereto or any other person to the consummation of the transactions contemplated by this Agreement, the Partnership Agreement, and the Related Agreements.

SECTION 7.18   LITIGATION.

     Except as set forth in SCHEDULE 7.18, (a) there are no Actions, or legal, administrative, arbitration or other method of settling disputes or disagreements or litigation pending or, to the knowledge of SealRite or Oldach, threatened by or against, or involving SealRite or Oldach, or any directors, officers, or employees thereof in their capacity as such, or (b) which question or challenge the validity of this Agreement, the Partnership Agreement, or the other Related Agreements, or any action taken or to be taken by SealRite or Oldach pursuant to this Agreement, the Partnership Agreement, or the other Related Agreements or in connection with the transactions contemplated hereby or thereby. To the knowledge of SealRite or Oldach, there is no valid basis for any such Action or other litigation. No Action or other litigation set forth in
SCHEDULE 7.18 would, if adversely decided, have a material adverse effect on the Business of S&O taken as a whole or, after the Closing Date, on the ability of the Partnership to conduct the Business of S&O.


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 50

SECTION 7.19   COMPLIANCE WITH APPLICABLE LAW; ADVERSE RESTRICTIONS.

     Except as and to the extent set forth in SCHEDULES 7.19 and 7.20, the operations of S&O have at all times been conducted in materials compliance with
(a) all applicable permits, orders, writs, injunctions, judgments, decrees, or awards of all courts and governmental and regulatory authorities, and (b) to the knowledge of S&O, all Laws, which are applicable to the assets of S&O (including, without limitation, Environmental Laws and those related to employment practices, terms and conditions of employment and wages and hours laws). Except as and to the extent set forth in SCHEDULE 7.19 or 7.20, neither SealRite nor Oldach has received any written notification of any failure or alleged failure to comply with any Laws, except for failures which in the aggregate are not and were not material to the conduct of the Business of S&O as a whole.

SECTION 7.20   ENVIRONMENTAL MATTERS.

          Except as set forth in SCHEDULE 7.20,

          (a) To the knowledge of SealRite or Oldach, S&O have obtained all permits and authorizations relating to pollution or protection of health, safety, or the environment which are required by any Environmental Law ("ENVIRONMENTAL PERMITS"), including, without limitation, those regulating air emissions, water effluent discharges, or the treatment, storage, disposal, transportation or release of any Material of Environmental Concern. SCHEDULE 7.20 contains a complete and accurate list of all such Environmental Permits;

          (b) S&O have taken all actions necessary to register any products or materials relating to the Business of S&O, required to be registered under any applicable Environmental Laws;

          (c) Neither SealRite nor Oldach is aware of or has received notice of, any occurrence, event, condition, circumstance, activity, practice, incident, action, or plan which S&O reasonably expects would result in an Action or claim, or allegation of Environmental Liability, based on, arising out of or related to alleged on-site or off-site contamination


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 51 associated in any manner with or affecting the Business of S&O and properties related thereto; and

          (d) To the knowledge of S&O, there are and have been no underground storage tanks or surface impoundments on any real property now or heretofore owned, leased or rented by or otherwise under the control of either SealRite or Oldach, which tanks or impoundments, if determined by any court, governmental, or regulatory authority having jurisdiction thereof, to be in violation of or subject to liability under any Environmental Law, would have a material adverse effect on the Business of S&O taken as a whole.

          (e) SCHEDULE 7.20 sets forth an accurate and complete list of all currently pending Actions and claims or allegations of any person relating to Environmental Laws or otherwise relating to environmental, health, and safety matters, including pollution of the Environment or Materials of Environmental Concern related to the Business of S&O. All such Actions, claims or allegations arising in the past three (3) years which are not currently pending are also set forth on SCHEDULE 7.20.

          (f) Each of SealRite and Oldach is in material compliance with all Environmental Permits and is also in material compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in any Environmental Laws;

          (g) SCHEDULE 7.20 contains an accurate and complete list of all remedial, response or corrective actions required by governmental authorities or otherwise undertaken since January 1, 1992, under all Environmental Permits or Environmental Laws relating to the Business of the S&O.

SECTION 7.21   ASSETS NECESSARY TO BUSINESS OF S&O.

     As a result of the transactions effected hereby, the Partnership, with respect to S&O Assets owned prior to the Closing Date by SealRite or Oldach
(a) will have title to, or a valid leasehold interest in, all tangible and intangible assets and properties relating to the Business of S&O; (b) will


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 52 possess valid consents, authorizations, approvals, and permits relating to the Business of S&O, except for certain consents identified on SCHEDULES 7.5 and 7.18; and (c) will be party to all agreements, in each case necessary to permit the Partnership, to continue to carry on the Business of S&O substantially as presently conducted.

SECTION 7.22   CUSTOMERS, DISTRIBUTORS, AND SUPPLIERS.

     Since January 1, 1994, there has not been any adverse change in the business relationship of SealRite or Oldach with any customer, distributor, or supplier which is material to the business or financial condition of the Business of S&O taken as a whole.

SECTION 7.23   INSIDER TRANSACTIONS.

     SCHEDULE 7.23 sets forth: (a) the amounts and other essential terms of indebtedness or other obligations, liabilities or commitments (contingent or otherwise) of SealRite or Oldach to or from any past or present officer, director or stockholder or any person related to, controlling, controlled by or under common control with any of the foregoing (other than for usual services performed within the past month the payment for which is not yet due); and (b) all transactions between such persons and SealRite or Oldach since the Balance Sheet Date and all proposed transactions with such persons together with the essential terms thereof (excluding, for purposes of the foregoing, the cash distribution to the S&O Shareholders as provided in Section 6.1 hereof).

SECTION 7.24   ACCURACY OF INFORMATION FURNISHED.

     No representation, statement or information made or furnished by SealRite or Oldach to TJI, including those contained in this Agreement, in the various Schedules and Exhibits hereto, or in other information and statements furnished by SealRite and Oldach to TJI, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading.


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 53

                                  ARTICLE VIII

               ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES

SECTION 8.1    CASH DISTRIBUTION TO S&O.

     Notwithstanding any other provision of this Agreement to the contrary, it is expressly acknowledged and agreed by TJI that at the Closing, TJI shall cause the Partnership to make a cash distribution to S&O in an amount equal to $16 million (two-thirds to Oldach and one-third SealRite). The "Units" (as defined in Section 4.1 of the Partnership Agreement) assigned to S&O pursuant to the Partnership Agreement reflect the foregoing distribution, and therefore shall not be adjusted in any way as a result thereof.

SECTION 8.2    TAX DISTRIBUTIONS BY S&O.

     In addition to the cash distribution provided in Section 6.1 above, TJI expressly acknowledges and agrees that at the Closing, S&O shall distribute or shall have distributed to the shareholders of S&O an amount sufficient to enable them to pay all federal, state and local income taxes payable by them on S&O's taxable income for the portion of its current fiscal year ending on the Closing Date (net of any distributions previously made by S&O on account of such taxes). The Parties acknowledge and agree that the amount of the foregoing tax distribution shall be subject to adjustment on or prior to December 31, 1994. Such adjustment shall be made by the payment of cash by the Partnership or S&O, as the case may be, to S&O or the Partnership, as the case may be, on or before January 13, 1994, and shall not be deemed to be an adjustment to the capital accounts of S&O (or any other partner) for financial reporting purposes or for purposes of Section 12.7 of the Partnership Agreement.

SECTION 8.3    TRANSFER TAXES.

     The Partnership shall pay, or cause to be paid, all sales, use and other (excluding income) taxes and recording, registration and filing fees imposed on any transfers by any Party of real property and tangible and intangible personal property, including without limitation intellectual property, applicable to the transfers of the Norco Assets, the Dashwood Stock and the S&O Assets.


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 54

SECTION 8.4    CONSENTS, PERMITS, ETC.

     Each of TJI and S&O covenants and agrees with the other Party as follows:

          (a) Each Party (i) has maintained in full force and effect and renewed, when required, all consents, approvals, governmental filings, authorizations, and permits, and (ii) has obtained (or will use its best efforts to obtain at the earliest practicable date hereafter) all consents, approvals, governmental filings, authorizations, and permits necessary to
     (A) the consummation of the transactions contemplated by this Agreement, the Partnership Agreement, and the other Related Agreements and (B) the continued conduct of the Business by the Partnership after the Effective Date as it is presently conducted by TJI, the TJI Subsidiaries and each of S&O, and each Party delivers herewith (or will deliver when obtained hereafter) to the Partnership copies of each such consent, approval, governmental filing, authorization, and permit.

          (b) To the extent that any of the contracts, leases, agreements, Permits, plans, commitments, purchase orders, or other binding arrangements relating to the TJI Assets, the S&O Assets or the Business (in this Section 8.4(b) called "NON-ASSIGNED AGREEMENTS") cannot be assumed by or assigned to the Partnership without the consent of another party, and such consent has not been obtained as of the Closing Date, each of the Parties hereto agrees to continue to use its best efforts to obtain such consent and to cooperate with the other in any reasonable arrangement designed to enable TJI, the TJI Subsidiaries or SealRite and/or Oldach, as applicable, to perform its obligations under, and to provide for the Partnership the benefits of, any such Non-Assigned Agreements, including enforcement at any reasonable cost, and for the account for the Partnership, of any and all rights of TJI, the TJI Subsidiaries or S&O, as applicable, against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. TJI and S&O will promptly pay to the Partnership when received all monies received by such Party under any such Non-Assigned Agreements.


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 55

                                   ARTICLE IX

                                     NOTICES

     Any notices or communications permitted or required hereunder shall be deemed sufficiently given if hand-delivered, or sent (i) by postage prepaid, registered or certified mail return receipt requested or (ii) by nationally-recognized private carrier or facsimile to the Parties at their respective addresses set forth below, or to such other address of which any Party may notify the other Parties in writing. Notices delivered by mail shall be deemed given two (2) business days after being deposited in the United States mail, return receipt requested. Notices delivered by hand, by facsimile, or by a nationally recognized private carrier shall be deemed given on the first business day following receipt; PROVIDED, HOWEVER, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) business days after it is delivered by facsimile.

     If to TJI and/or the TJI Subsidiaries:

                    TJ International, Inc.
                    380 E. ParkCenter Blvd., Suite 300
                    P.O. Box 65
                    Boise, Idaho  83707
                    Facsimile:     (208) 345-3431
                    Attention:     Walter C. Minnick

     With a copy to:

                    Hawley Troxell Ennis & Hawley
                    877 Main Street, Suite 1000
                    Boise, Idaho  83706
                    Facsimile:     (208) 342-3829
                    Attention:     Paul M. Boyd, Esq.

     If to S&O:

                    LaSalle Capital Group, Inc.
                    Three First National Plaza, Suite 5710
                    Chicago, Illinois 60602
                    Facsimile:     (312) 236-0720
                    Attention:     Charles S. Meyer


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 56

     With a copy to:

                    Altheimer & Gray
                    10 South Wacker Drive, Suite 4000
                    Chicago, Illinois 60606
                    Facsimile:     (312) 715-4150
                    Attention:     Robert L. Schlossberg, Esq.




                                    ARTICLE X

                    CONSULTANT FEES; EXPENSES OF THE PARTIES

SECTION 10.1   CONSULTANTS.

     Each of the Parties represents and warrants to the other that, except for the retention by TJI of Lehman Brothers and Bushkin Associates for its own account, and the retention by S&O of Bowles Hollowell Conner & Co. for its own account, no broker or finder has acted on its behalf in connection with the transactions contemplated by this Agreement. Each of the Parties agree to indemnify, defend and hold the other Party harmless from any claim or demand for any commission, compensation or other payment by the foregoing broker retained by it and by any other broker, finder or similar agent claiming to have been or that was in fact employed by or on behalf of the indemnifying party.

SECTION 10.2   EXPENSES.

     Other than the expenses and fees of any brokers or advisers specifically mentioned in Section 10.1 above, all of the fees and expenses incurred by the Parties in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, and due diligence related thereto, including, without limitation, the fees, disbursements and expenses of their respective attorneys and accountants, shall be borne and paid by the Partnership.

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1   BINDING EFFECT; ASSIGNMENT.

     This Agreement shall be binding upon, and inure to the benefit of, all the Parties and their respective successors, legal representatives and assigns permitted in accordance with this Article XI.


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 57

No assignment of this Agreement or of any rights or obligations hereunder may be made by any Party (by operation of law or otherwise) without the prior written consent of the other Parties, and any attempted assignment without the required consents shall be void; PROVIDED, HOWEVER, that no such consent shall be required (i) for TJI to assign part or all of its rights under this Agreement to one or more corporations owned or controlled by TJI (ii) for either SealRite or Oldach to assign part or all of their respective rights under this Agreement to their respective shareholders, but no such assignment by a Party of its rights hereunder shall relieve such Party of its respective obligations under this Agreement, the Partnership Agreement or any Related Agreement.

SECTION 11.2   EXHIBITS AND SCHEDULES.

     All Exhibits and Schedules attached hereto and the documents and agreements referred to herein to be delivered and the acts to be performed at or subsequent to the Closing are incorporated herein and expressly made a part of this Agreement as fully as though completely set forth herein.

SECTION 11.3   COUNTERPARTS.

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the Parties. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one such counterpart.

SECTION 11.4   AMENDMENT AND MODIFICATION.

     This Agreement may be amended, modified or supplemented only by written agreement of the Parties hereto.

SECTION 11.5   HEADINGS.

     The headings contained in this Agreement are inserted for convenience of reference only and shall not otherwise affect the meaning or interpretation or be deemed a substantive part of this Agreement.


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 58

SECTION 11.6   WAIVER.

     The failure of any Party at any time or times to enforce or require performance of any provision hereof shall in no way operate as a waiver or affect the right of such Party at a later time to enforce the same. No waiver by any Party of any condition or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of any term, covenant, representation or warranty contained in this Agreement.

SECTION 11.7   SEVERABILITY.

     If any provision of this Agreement shall hereafter be held to be invalid or unenforceable for any reason, that provision shall be reformed to the maximum extent permitted to preserve the Parties' original intent, failing which, it shall be severed from this Agreement with the balance of this Agreement continuing in full force and effect. Such occurrence shall not have the effect of rendering the provision in question invalid in any other jurisdiction or in any other case or circumstances, or of rendering invalid any other provisions contained herein to the extent that such other provisions are not themselves actually in conflict with any applicable law.

SECTION 11.8   GOVERNING LAW.

     This Agreement and all agreements ancillary hereto shall be governed by and construed in all respects under the laws of the State of Delaware, without reference to its conflicts of laws, rules or principles.

SECTION 11.9   NO THIRD PARTY BENEFICIARIES.

     This Agreement is solely for the benefit of the Parties hereto and shall not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, action or other right.

SECTION 11.10  ENTIRE AGREEMENT.

     This Agreement, all agreements ancillary hereto or executed in connection herewith, all of the Exhibits and Schedules attached hereto and thereto, and all documents and certificates referred to


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 59 herein or therein and delivered hereunder or thereunder, constitute the entire understanding of the parties concerning the transactions contemplated hereby and thereby, cancel and supersede all previous agreements and understandings, oral or written, between the Parties with respect to the subject matter hereof (including, without limitation, that certain letter agreement dated August 29, 1994 between TJI, S&O and the shareholders of S&O). No modification of this Agreement or waiver of the terms, conditions, warranties, representations and rights hereunder will be binding upon any Party unless signed in writing by an authorized representative of such Party.



                                 *      *      *


PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 60

     IN WITNESS WHEREOF, the Parties have caused this Partnership Formation and Contribution Agreement to be executed by their duly authorized representatives as of the day and year first above written.




                              TJ INTERNATIONAL, INC.


                              By: /s/  Jody B. Olson
                                 ---------------------------------
                              Name:    Jody B. Olson
                                   -------------------------------
                              Its:      VP
                                  --------------------------------


                              SEALRITE WINDOWS, INC.



                              By: /s/  Robert L. Schlossberg
                                 ---------------------------------
                              Name:
                                   -------------------------------
                              Its:     VP
                                  --------------------------------


                              OLDACH WINDOW CORP.



                              By: /s/  Robert L. Schlossberg
                                 ---------------------------------
                              Name:
                                   -------------------------------
                              Its:    VP
                                   -------------------------------



PARTNERSHIP FORMATION AND CONTRIBUTION AGREEMENT - 61